UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2023

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008.

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

EXPLANATORY NOTE

On April 20, 2023, ZRCN Inc. (f/k/a Harmony Energy Technologies Corp.) (“we,” “us,” “our,” or “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (“SEC”) to disclose the transactions contemplated by that certain Agreement and Plan of Merger, dated April 13, 2023 (the “Merger Agreement”), by and among Zircon Corporation, a California corporation (“Zircon”), and ZRCN Inc., a California corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Zircon , a California corporation , pursuant to which Merger Sub was merged with and into Zircon (the “Merger”), with Zircon surviving the Merger as a wholly-owned subsidiary of the Company. The Merger closed on April 14, 2023.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the closing of the Merger will be replaced with the historical financial statements of Zircon prior to the closing of the Merger, and in all future filings with the SEC.

In connection with the closing of the Merger, ZRCN changed its fiscal year end from December 31 to March 31, Zircon’s year end.

We are filing this Amendment No. 2 to our Current Report on Form 8-K (this “Amendment”) as originally filed with the SEC on April 20, 2023 (the “Initial Filing”) as previously amended on June 27, 2023 (the “First Amendment” and together with the Initial Filing, the “Original Filings”) to amend the Original Filings in order to prevent a lapse in reporting by providing the information required for Zircon, including its financial statements for the years ended March 31, 2023 and 2022, as set forth in Section 12 of the SEC’s Division of Corporate Finance Financial Reporting Manual, which covers situations involving reverse acquisitions where the registrant elects to adopt the fiscal year of the accounting acquirer. Accordingly, we are filing herewith as Exhibit 99.1 the financial statements that would be included in an Annual Report on Form 10-K for the period ended March 31, 2023, if Zircon were to file such form. In addition, we are filing this Amendment to provide certain business and financial information about Zircon that would be included in an Annual Report on Form 10-K for the period ended March 31, 2023, if Zircon were to file such form.

Except as described above, no other changes have been made to the Original Filings and this Amendment does not modify or update any other information in the Original Filings. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filings. Accordingly, this Amendment should be read in conjunction with our filings made with the SEC subsequent to the date of the Original Filing.

2

PART I

Forward-Looking Statements

This Current Report on Form 8-K/A (the “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. The forward-looking statements are contained in this Report. In some cases you can identify forward-looking statements by terminology such as “may”, “is expected to”, “anticipates”, “estimates”, “intends”, “plans”, “projection”, “could”, “vision”, “goals”, “objective” and “outlook” and similar expressions. These statements are not historical facts and may be forward-looking and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, many of which are difficult to predict and generally beyond our control.

You should refer to “Risk Factors” of this Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake any obligation to update any forward-looking statements. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Company,” refer to to registrant, ZRCN Inc. (“ZRCN” - formerly known as Harmony Energy Technologies Corporation (“Harmony”)) and/or ZRCN’s wholly owned subsidiary, Zircon Corporation (“Zircon”).

Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this report. Reported results should not be considered an indication of future performance.

Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in the section of this report titled “Risk Factors” and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date we file this report, and are based on information and estimates available to us at this time or that of any other report in which such information may appear. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we assume no obligation to update any of the statements in this report whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this report with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

BUSINESS

Overview

We are a Silicon Valley-based company operating in Northern California since 1977. Leveraging our proprietary sensor-based technology across a mix of global markets, including commercial and residential buildings, government infrastructure and building information modeling, we are focused on creating new, technical solutions for global applications in the areas of home and workplace safety, project efficiency, and structural data analysis.

We have amassed a multi-generational customer base of professional contractors and do-it-yourselfers who rely on Zircon’s innovative and easy-to-use products to get the job done.

We recently launched the Wood Stud SuperScan® advanced stud finder, our most innovative solution to date. We believe that this is a game-changing hand-held stud finder that will help millions of contractors and do-it-yourselfers better understand what’s behind a wall surface. In addition to locating wood studs, Wood Stud SuperScan® stud finder, also recognizes and filters out metallic and low-density objects, delivering a more accurate picture of objects behind the wall surface.

3

Our Products

Building on over four decades of proprietary technology development and an extensive patent portfolio, we are the manufacturer of the original StudSensor™ stud finder, and a growing line of electronic hand tools, including MultiScanner™ wall scanners, MetalliScanner® metal detectors, and other electronic scanning, water detection and leveling tools.

Markets and Distribution

Our products are sold primarily to tool retailers for use by Do-it-Yourselfers and professional tool users throughout the world.

During the years ended March 31, 2023, and 2022, we generated approximately 61% and 62% of our total revenue from two customers, respectively. Accounts receivable from these customers amounted to approximately 71% and 71% of total accounts receivable at March 31, 2023 and 2022, respectively.

Intellectual Property

Our policy is to protect and enhance the proprietary technologies, inventions, and improvements that are commercially important to our business by filing patent applications in the U.S. and other jurisdictions related to our proprietary technology, inventions, improvements, and products. We also rely on trademarks, trade secrets, and know-how relating to our proprietary technologies and products, continuing innovation, and in-licensing technology and products. This reliance is expected to develop, maintain, and strengthen our proprietary position for our products. We consider our Intellectual Property, including patents, tradenames, trademarks and the like, to be among our most valuable assets (e.g., SuperScan®, StudSensor™, MultiScanner™, MetalliScanner® and other Zircon trademarks).

As of March 31, 2023, we held approximately 130 active and pending patents in the United States and approximately 75 active and pending patents outside of the United States. In addition, we held approximately 20 active and pending trademarks in the United States and approximately 10 active and pending trademarks outside of the United States.

Competition

We face competition from several companies that sell similar scanning products through the same retail channel. Stanley, Black & Decker, Franklin, DeWalt, Ryobi and others compete for space in retail outlets such as Home Depot and Lowe’s. All the competitors use the capacitive technology pioneered by us and have incorporated many other features introduced by us. Competition is characterized by aggressive pricing and generous rebates and marketing contributions resulting in downward pressure on gross margins.

Our ability to compete successfully depends heavily on ensuring the continuing and timely introduction of innovative new products to the marketplace. Principal competitive factors important to Zircon include our reputation, price, product features and performance, product quality and reliability, design innovation, very high fill rates and distribution capability, marketing and customer service.

Supply Chain

Our products are manufactured by a single-customer Maquiladora company, Zircon de Mexico, located in Ensenada, Mexico and by various outsourced component manufacturing partners located in China and elsewhere. Various components used in the production of our products are sourced from manufacturers throughout the world.

Our products include proprietary Application Specific Integrated Circuits or ASIC Semiconductors, which are sourced in the US. Due to the potentially long lead time in the production of microprocessors, Zircon typically seeks to maintain six to twelve months of anticipated unit volume in any given period as ‘safety stock’ of its ASIC chips to avoid supply shortages and maintain its industry-leading on-time delivery to its retailers and distributor partners. Zircon has historically maintained 97%+ on-time delivery with its retail and distributor sales partners.

Our manufacturing partner, Zircon de Mexico, also benefits from a deep-water port in Ensenada, Mexico that facilitates direct delivery of product and parts from international vendors. Access to the port has allowed us to avoid historic supply chain disruptions caused by congestion in US ports or other impediments to shipping and receiving necessary components from offshore suppliers.

In September 2017, an affiliated company, Zircon Corporation Limited, was established in the United Kingdom to facilitate the sale of our products to European customers and operations began during the year ended March 31, 2019. The principal shareholders of ZRCN are the shareholders of the affiliates and the affiliates are operated solely for the benefit of Zircon.

4

Research and Development

During FY23, we incurred $1,902,141 R&D expense, as compared to $2,040,249 in total R&D expense during FY22. We engage in research & development as a regular, ongoing part of our operations. Our products include proprietary technology, which we believe creates significant product performance advantages relative to products of our competitors and creating key competitive advantages for the Company. We intend to continue to invest materially in R&D to maintain the competitiveness of our existing products, and to develop and commercialize new technologies for future product and product portfolio expansion activities.

We do not currently maintain any target or standardized rate of R&D expenditure but may establish such targets in the future.

Employees & Contractors

We strive to build a talented, motivated, and dedicated team. As of March 31, 2023, we had 35 full-time equivalent employees.

We utilize contractors and consultants, including financial advisors, SEC reporting consultants, Investor Relations consultants, and other such providers that management deems appropriate for achieving the goals and objectives laid out by management and the Board of Directors.

Available Information

When filed, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the U.S. Securities and Exchange Commission (the “SEC”). When filed, such reports and other information filed by the Company with the SEC will be available free of charge at www.zircon.com when such reports are available on the SEC’s website. The Company periodically provides other information for investors on its website, www.zircon.com. Online investor information typically includes press releases and other information about financial performance, information on environmental, social and corporate governance and details related to the Company’s annual meeting of shareholders. The information contained on the websites referenced in this Report is not incorporated by reference into this filing. Further, the Company’s references to website URLs are intended to be inactive textual references for convenience only.

Risk Factors

Our business, results of operations and financial condition, and reputation as well as the price of our stock, if trading, can be affected by a number of factors, whether currently known or unknown, including those described below. When any one or more of these risks materialize from time to time, ZRCN’s business, results of operations and financial condition, as well as the price of our stock, can be materially and adversely affected.

You should consider carefully the risks described below together with the other information contained in this current report on Form 8-K. This report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Because of the following factors, as well as other factors affecting our results of operations and financial condition, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. This discussion of risk factors contains forward-looking statements.

This section should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of this Report.

Risks Related to COVID-19

Our business, results of operations and financial condition generally have been adversely affected and could in the future be materially adversely affected by the COVID-19 pandemic.

COVID-19 has had, and continues to have, a significant impact around the world, prompting governments and businesses to take unprecedented measures in response. Such measures have included restrictions on travel and business operations, temporary closures of businesses, and quarantine etc. The COVID-19 pandemic has at times significantly curtailed global economic activity and caused significant volatility and disruption in global financial markets.

The COVID-19 pandemic and the measures taken by many countries in response have adversely affected and could in the future materially adversely impact our business, results of operations and financial condition, as well as the price of our stock. During the course of the pandemic, certain of our suppliers, manufacturing partners and logistical service providers have experienced disruptions, resulting in supply shortages that affected our business, and similar disruptions could occur in the future.

5

We continue to monitor the situation and take appropriate actions in accordance with the recommendations and requirements of relevant authorities. The extent to which the COVID-19 pandemic may impact our operational and financial performance remains uncertain and will depend on many factors outside our control, including the timing, extent, trajectory and duration of the pandemic, the emergence of new variants, the development, availability, distribution and effectiveness of vaccines and treatments, the imposition of protective public safety measures, and the impact of the pandemic on the global economy and demand for consumer products. Additional future impacts on us may include, but are not limited to, material adverse effects on demand for our products, our supply chain and sales, our ability to execute our strategic plans, and our profitability and cost structure.

To the extent the COVID-19 pandemic adversely affects our business, results of operations, financial condition and stock price, it may also have the effect of heightening many of the other risks described in Part I, below.

Macroeconomic and Industry Risks

Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.

We generate sales revenue primarily in the North American market with additional sales revenues coming from Europe and Asia. In addition, some of our global supply chain and our manufacturing partners, are located in Mexico and China. As a result, our operations and performance depend significantly on global and regional economic conditions. We take steps to mitigate manufacturing risks through redundancies and regular monitoring of business conditions, but there is no guarantee that these efforts will mitigate all associated risks and variables in the global supply chain can have a material impact on our revenue and profitability.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs and other barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations can materially adversely affect demand for our products. In addition, consumer confidence and spending can be adversely affected in response to financial market volatility, negative financial news, high inflation and interest rate, declines in income or asset values, changes to fuel and other energy costs, labor and healthcare costs and other economic factors.

In addition to an adverse impact on demand for Zircon’s products, uncertainty about, or a decline in, global or regional economic conditions can have a significant impact on Zircon’s suppliers, manufacturing partners, and logistics providers. Potential effects include financial instability; inability to obtain credit to finance operations and purchases of our products; and insolvency.

A downturn in the economic environment can also lead to increased business operation risks for the Company and limitations on our ability to conduct and finance our operations. These and other economic factors can materially adversely affect our business, results of operations and financial condition.

Our business can be impacted by political events, trade and other international disputes, Force Majeure events like war, terrorism, natural disasters, public health issues, industrial accidents and other unforeseen business disruptions.

Political events, trade and other international disputes, war, terrorism, natural disasters, public health issues, industrial accidents and other business interruptions can harm or disrupt international commerce and the global economy and could have unknown material adverse effects on us and our customers, suppliers, manufacturing partners, and logistics providers.

We believe that we benefit from growth in international trade. Trade and other international disputes can result in tariffs, sanctions, and other measures that restrict international trade and can adversely affect our business. For example, tensions between the U.S. and China have led to a series of tariffs being imposed by the U.S. on imports from mainland China, as well as other business restrictions. Tariffs increase the cost of our products and the components and raw materials that go into making them. These increased costs adversely impact the gross margin that we earn on our products. Tariffs can also make our products more expensive for customers, which could make our products less competitive and reduce consumer demand. Countries may also adopt other measures, such as controls on imports, that could adversely impact on our operations and supply chain and limit our ability to offer our products as designed. These measures can require us to take various actions, including changing suppliers and restructuring business relationships. Changing our operations in accordance with new or changed trade restrictions can be expensive, time-consuming, disruptive to our operations and distracting to management. Such restrictions can be announced with little or no advance notice, and we may not be able to effectively mitigate all adverse impacts from such measures. Political uncertainty surrounding trade and other international disputes could also have a negative effect on consumer confidence and spending, which could adversely affect our business.

Many of our suppliers and manufacturing partners are in locations that are prone to earthquakes and other natural disasters. In addition, such operations and facilities are subject to the risk of interruption by fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, ransomware and other cybersecurity attacks, labor disputes, public health issues, including pandemics such as the COVID-19 pandemic, and other events beyond our control. Global climate change is resulting in certain types of natural disasters occurring more frequently or with more intense effects. Such events can make it difficult or impossible for us to operate and deliver products to our customers. Following an interruption to our business, we may require substantial recovery time, experience significant expenditures to resume operations, and lose significant sales. Because we rely on single or limited sources for our products, a business interruption affecting such sources would exacerbate any negative consequences to us.

6

Our operations are also subject to the risks of industrial accidents at our manufacturing partners. While our partners are required to maintain safe working environments and operations, an industrial accident could occur and could result in disruption to our business. Although we maintain insurance coverage for certain types of losses, such insurance coverage may be insufficient to cover all losses that may arise.

The market for our products is competitive but not subject to rapid technological change. If that were to change, we may be unable to compete effectively.

We take measures that we believe are prudent to manage our technology risks, including investing in research & development (R&D) to ensure that our products maintain technological competitiveness, seeking patent and intellectual property protections in key markets and legally asserting our intellectual property rights when we believe that our rights have been violated. These efforts have proven effective for us historically, but there is no guarantee that our technology, R&D or that our efforts to protect our intellectual property will be wholly successful in every instance going forward. Should efforts prove unsuccessful or insufficient, our technology may not be able to maintain our current level of market competitiveness.

The market for our products is highly price sensitive and subject to change with market conditions.

The United States represents our primary market. The US consumer retail market is a highly competitive market characterized by aggressive price competition and potential downward pressure on gross margins. The hand tool industry is not typically characterized by frequent introduction of new products with short product life cycles. Although customers, and retailers, often seek new product ideas, the industry is not known for rapid adoption of technological advancements. New product ideas often take a year or two to be phased into the Plan-o-gram and onto the retailers’ walls. The electronic tool category has had more innovation than most tools and consequently, more competition has emerged.

Our ability to compete successfully depends heavily on ensuring the continuing and timely introduction of innovative new products to the marketplace. We design and develop our products. As a result, we must make significant investments in R&D. There can be no assurance these investments will achieve the expected returns, and we may not be able to develop and market new products successfully. If we are unable to continue to develop and sell innovative new products with attractive margins, our ability to maintain a competitive advantage could be adversely affected.

We are responsible for creating the electronic wall scanning product category and have over 40 years of experience developing and marketing such tools. Never-the-less, we face substantial competition from companies that have significant technical, marketing, distribution, and other resources. In addition, some of our competitors have broader product lines, lower-priced products, a larger clients base, and a longer operating history. Certain competitors have the resources, experience, or cost structures to provide products at little or no profit or even at a loss.

Our business, results of operations and financial condition will depend on our ability to continually improve our products to maintain their functional and design advantages. There can be no assurance we will be able to continue to provide products that compete effectively.

Business Risks

To remain competitive and stimulate customer demand, we must successfully manage frequent introductions and transitions of products.

Due to the competitive nature of the industry in which we compete, we must continue to introduce new product features and innovations and enhance existing products. We must continue to develop new technologies to stimulate consumer demand for new and upgraded products. We must successfully manage the transition to these new and upgraded products. The success of new product introductions depends on a number of factors, including timely and successful development, market acceptance, our ability to manage the risks associated with production ramp-up issues, the effective management of inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and at expected costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies. There can be no assurance we will successfully manage future introductions and transitions of products and services.

7

We depend on product manufacturing and logistical services provided by outsourcing partners, many of which are located outside of the U.S.

Much of our manufacturing is performed by outsourcing partners located in China. A significant concentration of this manufacturing is currently performed by a small number of outsourcing partners, often in proximity to one another. We have also outsourced much of our transportation and logistics management to our affiliate, Zircon de Mexico. While these arrangements can lower operating costs, they also reduce our direct control over production. Such diminished control has from time to time and may in the future have an adverse effect on the quality or quantity of products manufactured, or adversely affect our flexibility to respond to changing conditions. Although we have a robust source inspection process and arrangements with partners contain provisions for product defect expense reimbursement, we remain responsible to the consumer for warranties in the event of product defects. Because of this we may experience an unanticipated product defect liability. While we rely on our partners to adhere to our quality standards, deviations may occur from time to time and could materially adversely affect our business, reputation, results of operations and financial condition.

We rely on outsourcing partners in Mexico and China to manufacture our products. Any failure of these partners to perform can have a negative impact on our cost or finished goods. In addition, manufacturing and logistics or transit to final destinations can be disrupted for a variety of reasons, including natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues, or international trade disputes.

We have invested in certain manufacturing process equipment, much of which is held by certain of our outsourcing partners. While these arrangements help ensure the supply of the products, if these outsourcing partners experience severe financial problems or other disruptions in their business, such continued supply can be reduced or terminated, and the recoverability of manufacturing process equipment or prepayments can be negatively impacted or impossible.

Future operating results depend upon our ability to obtain products in sufficient quantities on commercially reasonable terms.

Because we currently obtain the products from limited sources, we are subject to significant supply and pricing risks. Many components, including those that are available from multiple sources, are at times subject to industry-wide shortages and significant commodity pricing fluctuations that can materially adversely affect our business, results of operations and financial condition. For example, the global semiconductor industry is experiencing high demand and shortages of supply, which has adversely affected, and could materially adversely affect, our ability to obtain sufficient quantities of products on commercially reasonable terms or at all. While we have entered into agreements for the supply of the products, there can be no assurance we will be able to extend or renew these agreements on similar terms, or at all. The manufacturing partners may suffer from poor financial conditions, which can lead to business failure for the supplier or consolidation within a particular industry, further limiting our ability to obtain products on commercially reasonable terms or at all. The effects of global or regional economic conditions on our suppliers may also affect our ability to obtain products. Therefore, we remain subject to risks of supply shortages and price increases that can materially adversely affect our business, results of operations and financial condition.

Our products may be affected from time to time by design and manufacturing defects that could materially adversely affect our business and result in harm to our reputation.

We offer products that can be affected by design and manufacturing defects. Defects can also exist in components and so products. Component defects could make our products unsafe and create a risk of environmental or property damage and personal injury. These risks may increase as our products are introduced into specialized applications, including healthcare. There can be no assurance that we will be able to detect and fix all issues and defects in the products we offer. Failure to do so can result in widespread technical and performance issues affecting our products. In addition, we can be exposed to product liability claims, recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, and/or intangible assets, and significant warranty and other expenses, including litigation costs and regulatory fines. Quality problems can also adversely affect the experience for users of our products, and result in harm to our reputation, loss of competitive advantage, poor market acceptance, reduced demand for products, delay in new product introductions and lost sales.

We are exposed to the risk of write-downs on the value of our inventory and other assets, in addition to purchase commitment cancellation risk.

We record write-downs for inventories that have become obsolete or exceed anticipated demand, or for which cost exceeds net realizable value. We review long-lived assets, including capital assets and consigned inventory held at our suppliers’ facilities, for impairment whenever events or circumstances indicate the assets may not be recoverable. If we determine that an impairment has occurred, we record a write-down equal to the amount by which the carrying value of the asset exceeds its fair value. Although we believe our inventory, capital assets, prepayments and other assets and purchase commitments are currently recoverable, there can be no assurance we will not incur write-downs, fees, impairments and other charges.

We are exposed to the risk of maintaining inventory levels that could misalign with sales depending upon changing market conditions.

8

We order our products and build inventory in advance of product announcements and shipments. Manufacturing purchase obligations cover our forecasted component and manufacturing requirements, typically for periods up to 90 days but with some as long as 18 months. Because the markets are volatile, competitive and subject to technology and price changes, there is a risk we will forecast incorrectly and order or produce excess or insufficient amounts of products, or not fully utilize firm purchase commitments.

We compete globally with companies that are often larger and better capitalized and if we cannot compete effectively, our business may be negatively affected.

The Company has several large competitors who have entered the market over the years, notably Stanley, Black and Decker, DeWalt and Ryobi. They, along with Franklin Sensor, have offered products in the wall scanning market. While our competitors have made inroads in the market, the Company believes its products outperform the competitors’ products.

Customer consolidation could have a material adverse effect on our business.

The emergence of ‘Big Box’ retail home stores in the hardware and tool retail market has forced many small retailers out of business and reduced the overall number of potential retailers able to purchase our tools. The growth of big box stores has not reduced the number of potential end user customers. However, the effect has been to consolidate buying power in fewer retailers. While the pace of the consolidation has slowed, there remains a risk that the top retailers could absorb or acquire the larger regional retailers, further enhancing their buying power which may put pressure on our prices and profitability.

Demand for new products below expectations and our ability or inability to develop and introduce new products at favorable economic levels could adversely impact our financial results and prospects for growth.

Historically, consumer demand for our products correlates to housing industry trends such as existing home turnover and new home construction. Housing turnover and new home construction are affected by inflation and interest rates. Both increased inflation and higher interest rates can impact demand for homes and new home construction. While the inflation rate has recently been decreasing as a result of US monetary policy, interest rates remain elevated. There can be no guarantee the fed policies will be successful in mitigating all aspects of inflation that affect home turnover and purchasing, nor can we predict future interest rates. If inflation were to continue increasing and interest rate continue to rise, we may not be able to mitigate all adverse impacts on end user demand for our products through traditional methods such as pricing adjustments or internal cost reductions.

A significant portion of our revenue is dependent upon a small number of customers, and in particular, Home Depot and Lowe’s, our two largest customers that collectively accounted for approximately 61% of net revenue in fiscal 2023. The loss of any one of these customers would negatively impact our revenues and our results of operations.

Sales to our top five customers accounted for approximately 82% and 80% of our net sales for the years ended March 31, 2023, and 2022, respectively. Sales to our largest customer, Home Depot, accounted for approximately 40% and 41% of its net sales, respectively and Lowe’s, accounted for approximately 21% and 21%, respectively, of our net sales for the years ended March 31, 2023, and 2022. Contractual relationships with our major customers do not guarantee sales volumes or longevity. Consequently, our relationship with our major customers could change at any time. Our business, results of operations and financial condition would be materially and adversely affected if:

●	we lose Home Depot or any of our other major customers;
●	or any of our other major customers purchase fewer of our products; or
●	we experience any other adverse change in our relationship with Home Depot or any of our other major customers.

If the products that we offer do not reflect our customers’ tastes and preferences, our net sales and profit margins could decrease.

Our success depends in part on our ability to offer products and services that reflect consumers’ tastes and preferences. Consumers’ tastes are subject to frequent, significant and sometimes unpredictable changes. If the merchandise we offer for sale fails to respond to changes in customer preferences, our sales could suffer and we could be required to mark down unsold inventory, which could depress profit margins, or we could be required to accept returned merchandise in exchange for full credit which could depress net sales and profit margins. In addition, any failure to offer products and services in line with customers’ preferences could allow competitors to gain market share, which could harm our business, results of operations and financial condition.

9

Our success depends largely on the continued service and availability of highly skilled employees, including key personnel.

Much of our future success depends on the continued availability and service of key personnel, including our Chief Executive Officer, executive team, and other highly skilled employees. Experienced personnel in the technology industry are in high demand and competition for their talents is intense. If we are unable to recruit and retain highly skilled employees, it could materially adversely affect our business, results of operations and financial condition.

Key personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly, and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our officers and directors have limited experience managing a publicly listed company in the United States.

Our officers and directors have limited experience managing a publicly listed company in the United States. Consequently, we may not be able to raise sufficient funds or operate our company in the public capital markets successfully.

Investment in acquisitions and new business strategies could disrupt our ongoing business, present risks not originally contemplated and adversely affect Zircon’s business, reputation, results of operations and financial condition.

We have invested, and in the future may invest, in new business strategies and acquisitions. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, greater-than-expected liabilities and expenses, economic, legal, and regulatory challenges associated with operating in new businesses, regions or countries, inadequate return on capital, potential impairment of tangible and intangible assets, and significant write-offs. Investment and acquisition transactions are exposed to additional risks. We cannot assure that we will be able to fully realize the anticipated benefits of a transaction. These new ventures are inherently risky and may not be successful. The failure of any significant investment could adversely affect our business, reputation, results of operations and financial condition.

Legal and Regulatory Compliance Risks

We are subject to complex and changing laws and regulations, which expose us to potential liabilities, increased costs and other adverse effects on our business.

Our operations are subject to complex and changing laws and regulations on subjects, including privacy, data security and data localization; consumer protection; advertising, sales, billing and e-commerce; product liability; intellectual property ownership and infringement; availability of third-party software applications and services; labor and employment; anticorruption; import, export and trade; foreign exchange controls and cash repatriation restrictions; foreign ownership and investment; tax; and environmental, health and safety, including electronic waste, recycling, and climate change.

Compliance with these laws and regulations that affect our business can be onerous and expensive, increasing the cost of conducting our operations. Changes to laws and regulations can adversely affect our business by increasing our costs, limiting our ability to offer a product to customers, requiring changes to our supply chain and business practices or otherwise making our products less attractive to customers. We have implemented policies and procedures designed to ensure compliance with applicable laws and regulations, but there can be no assurance that our employees, contractors or agents will not violate such laws and regulations or our policies and procedures. If we are found to have violated laws and regulations, it could materially adversely affect our business, results of operations and financial condition. Regulatory changes and other actions that materially adversely affect our business may be announced with little or no advance notice and we may not be able to mitigate all adverse impacts from such measures.

We may have inadvertently violated Section 13(k) of the Exchange Act (implementing Section 402 of the Sarbanes-Oxley Act of 2002)as a result of the transition from private to public accounting and may be subject to sanctions as a result.

Section 13(k) of the Exchange Act provides that it is unlawful for a company, such as ours, that has a class of securities registered under Section 12 of the Exchange Act to, directly or indirectly, including through any subsidiary, extend or maintain credit in the form of a personal loan to or for any director or executive officer of the company. In March 2022, Zircon Corporation, our wholly-owned subsidiary, loaned our chief executive officer funds to pay certain tax obligations, which was still outstanding when we acquired Zircon in April 2023, which may have violated Section 13(k) of the Exchange Act as a result of the transition from private to public company accounting. The loan was repaid in August 2023 as soon as management became aware of the possible violation. The loan repayment was made by means of an offset to beneficial amounts of our chief executive officer in certain loans to the Company to which offset he did not object. Issuers that are found to have violated Section 13(k) of the Exchange Act may be subject to civil sanctions, including injunctive remedies and monetary penalties, as well as criminal sanctions. The imposition of any of such sanctions on us could have a material adverse effect on our business, financial position, results of operations or cash flows.

10

Financial Risks

We manufacture and sell our products in numerous countries around the world. As a result, we may be exposed to foreign currency risks as we engage in transactions and make investments denominated in foreign currencies.

Our primary market currently and historically is the US market, but our products are sold and distributed throughout the world. Further, we manufacture our products internationally and maintains supply and other relationships in Europe, Canada, Mexico, and Asia. Fluctuations in exchange rates across certain markets could adversely affect our business, results of operations and financial condition without warning. We are pursuing growth in international markets and if we experience growth in international markets and as they become a larger portion of our overall revenue from product sales, we expect the impact from currency fluctuations to become more pronounced in conjunction with changes in the geographic composition of sales.

We are subject to changes in tax rates, the adoption of new U.S. or international tax legislation and exposure to additional tax liabilities.

We are subject to taxes in the U.S. and foreign jurisdictions. Due to economic and political conditions, tax laws and tax rates for income taxes and other non-income taxes in various jurisdictions may be subject to significant change. Our effective tax rates are affected by changes in the earnings, changes in the valuation of deferred tax assets and liabilities, the introduction of new taxes, or changes in tax laws or their interpretation, including in the U.S., China and other foreign jurisdictions.

Our results of operations could be negatively impacted by inflationary or deflationary economic conditions.

Inflationary or deflationary economic conditions could affect our ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner. We may also experience changes in interest rate environments that impact our cost of capital, the overall strength of the economy and possible demand for our products in the markets in which we operate and sell.

Financing Risks

We may incur future indebtedness and may in the future issue additional equity or debt securities to finance our business operations and strategic initiatives.

Indebtedness or issuances of additional equity or debt securities in connection with mergers or acquisitions, may impact the manner in which we conduct business or our access to external sources of liquidity. The potential issuance of such securities may limit our ability to implement elements of our business strategy and may have a dilutive effect on earnings.

Tight capital and credit markets or the failure to maintain credit ratings could adversely affect us by limiting our ability to borrow or otherwise access liquidity.

We have historically maintained sufficient capital and liquidity to finance our ongoing operations and develop and manufacture our products. As we seek to access capital for growth, tight debt and equity capital markets could impede our ability to access such additional capitalization and impede or delay our growth plans and strategies.

We are exposed to credit risk on our accounts receivable.

Our outstanding trade receivables are not generally covered by collateral or credit insurance. While we have procedures to monitor and limit exposure to credit risk on our trade and non-trade receivables, there can be no assurance such procedures will effectively limit our credit risk and avoid losses, which could have an adverse effect on our financial condition and operating results.

We are not aware of any material credit risks with any of our customers, but there can be no guarantee that such risks will not develop in the future. While we have reserves set aside for doubtful accounts, a business failure by one of our major accounts could adversely impact our profits and operating results.

11

Legal, Tax, Regulatory and Compliance Risks

Our brand names are important assets of our businesses and violation of our intellectual property or trademark rights, or the failure of our licensees or vendors to comply with our product quality, manufacturing requirements, marketing standards, and other requirements could negatively impact revenues and brand reputation.

We seek to protect our intellectual property rights and our tradenames in the normal course of our business operations. Any inability to protect our other intellectual property rights could also reduce the value of our products and services or diminish our competitiveness. Assertion by us of our intellectual property and trademark rights can also be costly and time-consuming and may materially adversely affect our financial condition and operating results. If we are not able to access the additional liquidity internally or through external means to assert our intellectual property rights, we could incur damage to our brand identity and our sales and results of operations.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely affect our reputation and results of operations.

We regularly move data across national borders, and consequently the Company is subject to a variety of continuously evolving and developing laws and regulations in the United States and abroad regarding privacy, data protection and data security. The scope of the laws that may be applicable to us is often uncertain and may be conflicting, particularly with respect to foreign laws. For example, the European Union’s General Data Protection Regulation (“GDPR”), which became effective in May 2018, greatly increased the jurisdictional reach of European Union law and added a broad array of requirements for handling personal data, including the public disclosure of significant data breaches. Similarly, the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020, provided, among other things, a new private right of action for data breaches, required companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, and provided consumers with additional rights. The California Privacy Rights Act of 2020, which became effective on January 1, 2023, amends and expands the CCPA, creating new industry requirements, consumer privacy rights and enforcement mechanisms. Virginia and Colorado have also passed robust privacy laws that came or will come into effect on January 1, 2023, and July 1, 2023, respectively. Our reputation and brand and our ability to attract new customers could also be adversely impacted if we fail, or are perceived to have failed, to properly respond to security breaches of our or third party’s information technology systems. Such failure to properly respond could also result in similar exposure to liability.

Additionally, other countries have enacted or are seeking to enact data localization laws that require data to stay within their borders. In many cases, these laws and regulations apply not only to transfers between unrelated third parties but also to transfers between us and our subsidiaries, vendors or manufacturing partners.

Evolving compliance and operational requirements may impose costs that are likely to increase over time. Privacy laws that may be implemented in the future, and court decisions impacting activities across borders, including the Schrems II decision invalidating the EU - U.S. Privacy Shield, will continue to require changes to certain business practices, thereby increasing costs, or may result in negative publicity, require significant management time and attention, and may subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

Climate change and climate change legislation or regulations may adversely affect our business.

Compliance with government regulations, including environmental and climate change regulations, has not had, and based on current information and the applicable laws and regulations currently in effect, is not expected to have a material effect on our capital expenditures, results of operations or competitive position. However, laws and regulations may be changed, accelerated or adopted that impose significant operational restrictions and compliance requirements upon us and which could negatively impact our operating results and financial condition.

Our failure to continue to successfully avoid, manage, defend, litigate and accrue for claims and litigation could negatively impact our results of operations or cash flows.

We are exposed to and may become involved in various litigation matters arising out of the ordinary routine conduct of our business, including, from time to time, actual or threatened litigation relating to such items as commercial transactions, product liability, workers compensation, arrangements between us and our distributors, franchisees or vendors, intellectual property claims and regulatory actions.

In addition, we are subject to environmental laws in each jurisdiction in which business is conducted. Some of our products incorporate substances that are regulated in some jurisdictions in which we conduct manufacturing operations. We have been, and could be in the future, subject to liability if we do not comply with these regulations. In addition, we may in the future be, held responsible for remedial investigations and clean-up costs resulting from the discharge of hazardous substances into the environment, including sites that have never been owned or operated by us but at which we have been identified as a potentially responsible party under federal and state environmental laws and regulations. Changes in environmental and other laws and regulations in both domestic and foreign jurisdictions could adversely affect our operations due to increased costs of compliance and potential liability for non-compliance.

12

We manufacture products and perform various services that create exposure to product and professional liability claims and litigation. The failure of our products and services to be properly manufactured, configured, installed, designed or delivered, resulting in personal injuries, property damage or business interruption could subject us to claims for damages. The costs associated with defending ongoing or future product liability claims and payment of damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

There can be no assurance that we will be able to continue to successfully avoid, manage and defend such matters. In addition, given the inherent uncertainties in evaluating certain exposures, actual costs to be incurred in future periods may vary from our estimates for such contingent liabilities.

Our products could be recalled.

We maintain an awareness of and responsibility for the potential health and safety impacts on our customers. Our product development processes include product safety reviews and extensive testing. Safety reviews are performed at various product development milestones, including a review of product labeling and marking to ensure safety and operational hazards are identified for the customer.

Despite safety and quality reviews, the Consumer Product Safety Commission or other applicable regulatory bodies may require, or Zircon may voluntarily institute, the recall, repair or replacement of our products if those products are found to not be in compliance with applicable standards or regulations. A recall could increase our costs and adversely impact our reputation.

Other Risks

Our results of operations and earnings may not meet guidance or future expectations.

Our results of operations and earnings may not meet guidance or future expectations. We may provide public guidance on expected results of operations for future periods. This guidance would be comprised of forward-looking statements subject to risks and uncertainties, including the risks and uncertainties described in this Report and in our other public filings and public statements, and would be based necessarily on assumptions we make at the time we provide such guidance. Our guidance may not always be accurate. We may also choose to withdraw guidance, or lower guidance in future periods. If, in the future, our results of operations for a particular period do not meet our guidance or the expectations of investment analysts, we reduce our guidance for future periods, or we withdraw guidance, the market price of our common stock could decline significantly.

If we are unable to maintain effective internal controls over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected, which could have a material adverse effect on our financial condition and the trading price of our common stock.

As a public company, we are required to design and maintain proper and effective internal controls over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 may require that we evaluate and determine the effectiveness of our internal controls over financial reporting and provide a management report on the internal controls over financial reporting, which must be attested to by our independent registered public accounting firm. If we become unable to maintain effective internal controls over financial reporting, our ability to record, process and report financial information timely and accurately could be adversely affected.

Risks Related to our Common Stock

There is currently no active listing or trading market that has been established for our stock and none might ever exist.

We are currently pursuing strategies to develop an active trading market for our common equity shares, either on the Over-the-Counter (OTC) market, or on a listed exchange like the New York Stock Exchange (NYSE) or NASDAQ. Although we believe that these efforts will be successful over time, there is no guarantee that a trading market will develop for our equity shares or that if a trading market does develop, there is no guarantee as to the price per share or any other performance metric relative to the value or tradability of such shares.

13

We may conduct offerings of our equity securities in the future, in which case an investor’s proportionate interest may become diluted.

If we issue additional common stock shares or securities convertible into our common stock, your percentage interest in the Company could become diluted.

During any future financing, when common stock is issued in return for capital investment, the price per share could be lower than that paid by our current shareholders.

The sale or availability of substantial amounts of our common stock could adversely affect their market price.

Should we become a publicly listed company, sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. As of this Report, we have 9,948,272 shares of common stock issued and outstanding. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because we do not expect to pay dividends in the foreseeable future, investors must rely on price appreciation of our common stock as the only means of generating a positive return for any investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operations and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Accordingly, a positive return on any investment in our common stock will depend entirely upon any future price appreciation of our common stock. There is no guarantee that the market price of our common stock will appreciate, or even maintain the price at which an investor may have purchased the common stock. Investors may not realize a return on their investment in our common stock and may even lose their entire investment in our common stock.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of small-cap companies in particular, can experience extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our stock could fall regardless of Zircon’s operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our stock suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

In the event we become a publicly listed company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

14

Upon becoming a publicly listed company, our common stock may trade below $5.00 per share and be deemed a “penny stock,” which could make it more difficult for investors to sell their shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approves a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We have elected to avail ourself of the extended transition period for complying with new or revised accounting standards pursuant to Section 102(b)(1) of the JOBS Act, and further the JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in the Company.

For so long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies.” In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1,235,000,000 in annual revenues, have more than $700 million in market value of our Common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Therefore, our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

15

Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.

PROPERTIES

We lease facilities under an operating lease in Campbell, CA. through 2027. ZRCN and Zircon are headquartered in Campbell, CA.

We believe our facilities are suitable for their present and intended purposes and are operating at a level consistent with the requirements of the industry in which we operate. We also believe that our leases are at competitive or market rates and do not anticipate any difficulty in leasing suitable additional space upon expiration of our current lease terms.

LEGAL PROCEEDINGS

From time to time and in the normal course of operations, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Other than as indicated below, we are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.

Current Legal Proceedings.

Zircon Corporation v. Stanley Black & Decker, Inc. (“SBD”). On December 9, 2019, Zircon filed a complaint against SBD in United States District Court for the Northern District of California and a First Amended Complaint on March 4, 2020 for infringement of Zircon’s US Patent Nos. 6,989,662, 7,148,703, 8,604,771, 9,475,185 and 6,259,241 and seeking damages and injunctive relief. On August 31, 2020, Zircon initiated a Complaint with the International Trade Commission (“ITC”) in Washington, D.C. against SBD and one of its subsidiaries, Black & Decker (U.S.), Inc. (together “SBD”) seeking an exclusion order barring the importation of SBD products into the U.S. based on the asserted infringement of one or more patents of Zircon by SBD’s accused products. The case is now in the hands of the Federal Circuit Court of Appeal (“FCCA”) and awaiting a trial date to be determined by the FCCA. While the outcome of the appeal cannot be predicted with certainty, the outcome of any decision is not expect to have a material adverse effect on the Company.

Morgenthaler, et al. v. Zircon, et al. Zircon is one of more than twenty (20) defendants named in a suit filed in Los Angeles County, California Superior Court on behalf of three family members injured in an accident between an automobile and a truck and trailer. The accident occurred in May 2017 and the complaint was filed on December 1, 2017. Zircon had no direct or indirect involvement in the accident and had no goods on the truck at the time of the accident. We believe that Zircon was named as a Defendant in the case based on a) its history of doing business with the Federally licensed freight carrier involved in the accident and b) a freight pick-up of goods for Zircon by the carrier scheduled for a time subsequent to the accident. The freight carrier’s vehicle had no goods of, or destined for, Zircon on board the vehicle at the time it was involved in the accident. The Company filed a Motion for Summary Judgement on May 23, 2022 and prevailed. The Plaintiffs have appealed. No specific damage amount against the Company has been specified by the plaintiffs.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is neither traded nor quoted at any market.

Holders of Our Common Stock

As of March 31, 2023, there were 135 stockholders of record of our common stock.

16

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities.

SELECTED FINANCIAL DATA

The following selected consolidated financial information has been derived from the audited consolidated financial statements of Zircon. The information set forth below is not necessarily indicative of results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes to those statements included therein.

	For the Years Ended March 31,
	2023	2022

Net Sales	$30,499,470	$35,568,009
Cost of goods sold	18,266,095	21,325,126
Gross Profit	12,233,375	14,242,883

Selling, Administration and Other Costs	11,980,960	13,401,173

Operating Income (Loss)	252,415	841,710

Other Income (Expenses)
Interest Expense	451,677	304,756
Other loss	29,133	28,004
Loss on foreign currency translation	48,106	69,606
Total Other	528,916	402,366

(Loss) income before taxes	(276,501)	439,344
Income Tax Expense	(158,202)	(54,491)
Net (loss) income	$(434,703)	$384,853

Less: Net income attributable to non-controlling interests	232,869	174,824
Net (loss) income attributable to common stockholders	$(667,572)	$210,029
Foreign currency translation adjustment	11,445	(55,225)
Comprehensive (loss) income	$(423,258)	$329,628
Net income (loss) per share:
Basic	(0.07)	$0.02
Diluted	(0.07)	$0.02
Weighted average common shares:
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

	For the Years Ended March 31,
	2023	2022
Consolidated Statements of Operations Data:
Cash and cash equivalents	$29,015	$266,276
Working capital	7,882,103	8,509,423
Total assets	24,942,433	26,321,263
Long-term obligations	1,756,041	1,178,254
Total stockholders’ equity	9,826,891	10,501,970

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following management discussion and analysis of the financial position and results of operations (“MD&A”) should be read in conjunction with the audited consolidated financial statements and related notes to the financial statements included elsewhere in this Report. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under “Forward-Looking Statements” and “Risk Factors” and those included elsewhere in this report.

OVERVIEW

Zircon is a Silicon Valley-based company operating in Northern California since 1977. leveraging its proprietary sensor-based technology across a mix of global markets, including commercial and residential buildings, government infrastructure and building information modeling. Zircon is focused on creating new, technical solutions for global applications in the areas of home and workplace safety, project efficiency, and structural data analysis.

Zircon benefits from a multi-generational customer base of professional contractors and do-it-yourselfers who rely on Zircon’s innovative and easy-to-use products to get the job done.

RESULTS OF OPERATIONS

During the year ended March 31, 2023, and the prior four years, Zircon’s selected financial information is the following. All the data are presented in United States dollars.

Financial Position Analysis

The information presented as of March 31of each of the past two (2) years represents the information of Zircon Corporation.

	March 31, 2023	March 31, 2022
Assets	24,942,433	26,321,263
Liabilities	15,115,542	15,819,293
Equity	9,826,891	10,501,970

Assets

The total assets on March 31, 2023, were $24.9M compared to $26.3M on March 31, 2022, a decrease of $1.4M. During the fiscal year ended March 31, 2023, Zircon transferred $769K of fixed assets used in the production of its product to its affiliate Zircon De Mexico in exchange for a reduction accumulated intercompany debt.

Liabilities

Total liabilities on March 31, 2023, were $15.1M and $15.8M on March 31, 2022, a decrease of $703K. The decrease was due predominantly to the $769K reduction in intercompany debt.

Equity

Total equity on March 31, 2023, was $9.8M compared to $10.5M on March 31, 2022, a decrease of $675K. As an “S” Corporation Zircon reports all net income on a K-1proportionately to each shareholder. The individuals report the income and must pay the related income taxes on their individual tax returns. Distributions to cover the resulting income taxes are made in the following calendar year. Zircon made distributions to the shareholders for tax payments due from the S corporation distribution of net income. Tax related distributions for fiscal 2021 income were made in the amount of $223K in April 2022. Tax related distributions for fiscal 2022 net income are due to be paid in October 2023 and are expected to be approximately $155K. Zircon has not yet prepared the tax returns for the fiscal year ending March 31, 2023. Zircon will also have to make a tax related distribution to the March 31, 2023 “S” shareholders in April 2024.

18

Operating Results Analysis

Readers are invited to take into consideration the operation results of Zircon Corporation for the fiscal year ended March 31, 2023, and 2022.

	For the Years Ended March 31,
	2023	2022

Net Sales	$30,499,470	$35,568,009
Cost of goods sold	18,266,095	21,325,126
Gross Profit	12,233,375	14,242,883

Operating Expenses
General & Administrative	5,369,848	6,787,835
Marketing & Selling	4,708,971	4,573,089
Research and development	1,902,141	2,040,249
Total Operating Expenses	11,980,960	13,401,173
Operating Income (Loss)	252,415	841,710

Other Income (Expenses)
Interest Expense	451,677	304,756
Other loss	29,133	28,004
Loss on foreign currency translation	48,106	69,606
Total Other	528,916	402,366

(Loss) income before taxes	(276,501)	439,344
Income Tax Expense	(158,202)	(54,491)
Net (loss) income	$(434,703)	$384,853

Less: Net income attributable to non-controlling interests	232,869	174,824
Net (loss) income attributable to common stockholders	$(667,572)	$210,029
Foreign currency translation adjustment	11,445	(55,225)
Comprehensive (loss) income	$(423,258)	$329,628

Sales revenue and gross margin

Zircon generated $30,499,470 in revenue during the year ended March 31, 2023. Zircon generated $35,568,009 in revenue during the year ended March 31, 2022. The difference of $5,068,539 between the corresponding periods is the result of a general softening in the retail market and, more specifically, in consumers’ appetite for home improvement projects.

Research and development

For the twelve-months periods ended March 31, 2023, Zircon incurred R&D expenditures of $1,902,141, including the salaries of researchers and materials, while Zircon incurred expense of $2,040,249 during the comparable prior period for the year ended March 31, 2022. The difference of $138,108 between the corresponding periods is the result of a reduction in staff and R&D consulting services.

19

Administrative expenses

For the twelve-months periods ended March 31, 2023, Zircon incurred total General & Administrative expenditures of $5,369,848, including salaries, while Zircon incurred $6,787,835 during the comparable period for the year ended March 31, 2022. The difference of $1,417,987 between the corresponding periods is the result of a $1.2M reduction in spending on IP enforcement and a $200K reduction in performance bonusses.

Marketing and Selling expenses.

Zircon increased its marketing and selling expenses by 3% or $135,882 when comparing the fiscal year ended March 31, 2023, to the fiscal year ended March 31, 2022. During much of the fiscal period, retailers experienced labor shortages which prevented them from stocking shelves and refilling peg hooks. Zircon engaged a service company to survey the stores and restock the peg hooks. The effort accounts for most of the increased spending.

Stock based compensation.

During the fiscal years ended March 31, 2023, and March 31, 2022, Zircon did not make any stock-based compensation.

Financial expenses

On January 23, 2023, Zircon renewed and amended its line of Credit with Union Bank of California. The collateral-based line of credit is secured by accounts receivable, inventory and other assets giving Zircon $12M in maximum borrowing capacity. At the end of the fiscal year March 31, 2023, Zircon had a line balance of $7,210,652. On March 31, 2022, the line balance was $7,043,665. The line will be due on February 29, 2024.

Interest on the line of credit is based on an annual interest rate of 2.36% in excess of the Daily Simple Secured Overnight Financing Rate (SOFR). At the period ended March 31, 2023, SOFR was 4.63% while at the end of March 31, 2022, SOFR was at 0.16%. Interest payments to Union Bank in fiscal 2023 were $371,539 while in fiscal 2022 Zircon paid $216,372 to Union Bank.

Zircon has notes payable to the Stauss Family Administrative Trust to repay loans made to Zircon. The principal balance of $907,420 is due and payable in December 2024. Interest accrued at 5.5% per annum is paid quarterly and included in accrued expenses. The note is subordinated to the line of credit payable to the bank and no payment is to be made on the note without prior approval from the bank.

Interest expense for the notes in fiscal 2023 was $50,601 while in fiscal 2022 the expense was $54,971.

Other comprehensive income (loss)

Zircon sells product to some of its customers in local currencies, notably in Canadian Dollars, Euros and British pounds. During the fiscal periods ended March 31, 2023, and 2022 Zircon recorded foreign currency impacts of $48,106 and $69,606 respectively. The difference of $21,500 between the corresponding periods is the result of foreign currency exchange rates.

One-Time Gain on Sale of Asset

During the year ended March 31, 2023, Zircon is realizing a one-time gain on the sale of an asset with a corresponding elimination as a result of an intra-company asset-for-debt transaction in a prior period pursuant to PCAOB accounting treatment. Zircon exchanged certain tooling for extinguishment of debt with Zircon de Mexico that resulted in a $721,272 gain on the sale of the asset under PCAOB guidance. As a result of intercompany eliminations, there has been no impact on operating profitability as a result of the sale of the asset.

20

Cash Flow Analysis

	For the Years Ended March 31,
	2023	2022
Operating activities	$1,030,586	$(227,109)
Investing activities	(794,262)	(719,042)
Financing activities	(466,034)	833,078

Net decrease in cash	$(237,261)	$(117,770)

Operating Activities

During the fiscal year ended March 31, 2023, Zircon generated $1,030,586 in cash from operations. Most of this came from a decrease in inventory. For the same period in fiscal 2022, inventory growth consumed more cash.

Investing Activities

Zircon did not have any investing activity during the year ended March 31, 2022. Zircon made tax related distributions of $223K to the shareholders of Zircon Corporation. For the same period in the prior fiscal year, similar distributions amounted to $2.1M.

Financing Activities

On January 23, 2023, Zircon renewed and amended its line of Credit with MUFG Union Bank. The collateral-based line of credit is secured by accounts receivable, inventory and other assets giving Zircon $12M in maximum borrowing capacity. At the end of the fiscal year March 31, 2023, Zircon had a line balance of $7,210,652. On March 31, 2022, the line balance was $7,043,665. The line will be due on February 29, 2024.

Liquidity, Capital Resources and Sources of Financing

Zircon has been profitable throughout its life. To date, Zircon has been financed primarily through retained earnings and secured loans. The loans are secured by Accounts Receivable and Inventory and by fixed assets.

As of March 31, 2023, Zircon had a cash position of $29,015 and working capital of $ 7,882,103. Zircon believes it will have sufficient liquidity to fund its operations and operating capital needs for the next 12 months.

Information on Outstanding Securities

The following table sets out the number of common shares and warrants outstanding as of the date hereof:

Information on Outstanding Securities
Common shares issued and outstanding	10,000,000
Potential issuance of common shares
Warrants	-
Stock options	-
Fully diluted shares	10,000,000

21

Related Party Transactions

Zircon is a member of a controlled group of companies and has revenue and cost-sharing activities with other members of the controlled group. Results of operations and financial condition may not represent amounts that would have been reported if Zircon operated as an unaffiliated entity.

Zircon has an exclusive manufacturing and technical assistance agreement with Zircon de Mexico S.A. de C.V. (the “Contractor”), an entity which is owned by certain shareholders of Zircon. Under the terms of the agreement, Zircon provides materials, technical assistance, and expertise to the Contractor, and the Contractor assembles certain of Zircon’s products.

In September 2017, an affiliated company, Zircon Corporation Limited, was established in the United Kingdom to facilitate the sale of Zircon’s products to European customers and operations began during the year ended March 31, 2019. The ownership structure of the affiliate is similar to the ownership of Zircon.

Off-Balance Sheet Arrangements

ZRCN has no off-balance sheet arrangements.

Estimates, Judgments and Assumptions

ZRCN prepares its financial statements in accordance with US GAAP, which require management to make estimates and assumptions that affect the amounts of its assets and liabilities, the information provided with regard to future assets and liabilities as well as the amounts of revenues and expenses for the relevant periods. Readers are invited to refer the Note 2 of the financial statements for the year ended March 31, 2023, for details.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate and Foreign Currency Risk

Interest Rate Risk

ZRCN’s exposure to changes in interest rates relates primarily to Zircon’s cash, cash equivalents and outstanding debts.

Foreign Currency & Exchange Risk

ZRCN sources parts from foreign vendors and sells its products in various foreign markets around the world. Changes in foreign currency exchange for the purchase of components from vendors and the sale of products in foreign markets can have a material impact on the Company’s results of operations and liquidity. The Company hedge or take other steps to mitigate the impact from foreign currency exchange rates, but there is no guarantee that these efforts will be successful in every instance.

22

ITEM 8. CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of Zircon Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Zircon Corporation (the Company) as of March 31, 2023, and the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity and cash flow for the year ended March 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and the results of its operations and its cash flows for the year ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters to be communicated below, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of the Matter

We identified that the Company had variable interests in Zircon de Mexico S.A. de C.V. (“ZDM”) and Zircon UK and the Company had to determine whether to consolidate both entities under the proper guidance.

How we addressed the matter in our audit

The primary procedures we performed to address this critical audit matter included examining the agreements between each entity, evaluating management’s assessment and conclusions under the applicable guidance, and testing the elimination of intercompany transactions between the entities upon consolidation. Based on our procedures we deemed the Company’s consolidation of ZDM and Zircon UK to be appropriate as of March 31, 2023.

Other Matter

The consolidated financial statements of the Company for the year ended March 31, 2022 were audited by another auditor whose report was dated August 4, 2023 and expressed an unmodified opinion on those statements.

We were not engaged to audit, review, or apply any procedures to the 2022 consolidated financial statements of the Company and, accordingly, we do not express an opinion or any other form of assurance on the 2022 consolidated financial statements as a whole.

/s/ Assurance Dimensions

We have served as the Company’s auditor since 2023.
Margate, Florida
August 21, 2023

24

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Zircon Corporation
Campbell, California

Opinion

We have audited the consolidated financial statements of Zircon Corporation, which comprise the balance sheet as of March 31, 2022, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Zircon Corporation as of March 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Zircon Corporation and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Zircon Corporation's ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Abbott, Stringham & Lynch
1901 S Bascom Avenue
Suite 105
Campbell, CA 95008
Main: 408-377-8700
Fax: 408-377-0821
Web: aslcpa.com
Member of Allinial GLOBAL. An association of legally independent firms

25

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Zircon Corporation's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Zircon Corporation's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Abbott, Stringham & Lynch

August 4, 2023

26

PART I FINANCIAL INFORMATION

ITEM 1. Financial Statements.

Zircon Corporation

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2023	2022
ASSETS
Current assets:
Cash	$29,015	$266,276
Accounts receivable, net of allowance for doubtful accounts of approximately $10,000 and $115,000, respectively	7,524,428	7,616,138
Inventory, net	13,137,101	14,298,858
Prepaid expenses and other assets	551,050	969,190
Total current assets	21,241,594	23,150,462

Property and equipment, net	1,779,615	2,255,340
Operating lease right of use asset	960,044	—
Federal tax deposit	134,600	70,461
Intangible assets, net	807,385	825,805
Deposits	19,195	19,195
Total assets	$24,942,433	$26,321,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$7,210,652	$7,043,665
Notes payable, current portion	205,834	410,000
Operating lease liability, current	185,357	—
Accounts payable	3,881,323	5,421,501
Accrued expenses	1,876,325	1,765,873
Total current liabilities	13,359,491	14,641,039

Notes payable, net of current portion	65,000	270,834
Operating lease liability, net of current portion	783,631	—
Notes payable to Stauss Family Administrative Trust	907,420	907,420
Total liabilities	$15,115,542	$15,819,293

Commitments and Contingencies (Note 9)

Stockholders’ equity:
Common stock; at $0.0001 par value, 20,000,000 shares authorized, 10,000,000 shares issued and outstanding as of March 31, 2023 and 2022	1,000	1,000
Accumulated other comprehensive income	16,010	4,565
Note receivable from stockholder	(240,190)	(211,390)
Retained earnings	8,628,559	9,519,152
Total equity attributable to Zircon Corporation	8,405,379	9,313,327
Non-controlling interests in variable interest entities	1,421,512	1,188,643
Total stockholders’ equity	9,826,891	10,501,970
Total liabilities and stockholders’ equity	$24,942,433	$26,321,263

The accompanying notes are an integral part of these consolidated financial statements.

27

Zircon Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Years Ended March 31,
	2023	2022

Net sales	$30,499,470	$35,568,009
Cost of sales	18,266,095	21,325,126
Gross profit	12,233,375	14,242,883

Operating expenses:
General and administrative	5,369,848	6,787,835
Marketing and selling	4,708,971	4,573,089
Research and development	1,902,141	2,040,249
Total operating expenses	11,980,960	13,401,173
Income from operations	252,415	841,710

Other expenses:
Interest expense	451,677	304,756
Other loss	29,133	28,004
(Gain) loss on foreign currency transactions	48,106	69,606
Total other expenses	528,916	402,366

(Loss) income before income taxes	(276,501)	439,344
Income tax expense	(158,202)	(54,491)
Net (loss) income	$(434,703)	$384,853
Less: Net income attributable to non-controlling interests	232,869	174,824
Net (loss) income attributable to Zircon common stockholders	$(667,572)	$210,029

Net (loss) income	$(434,703)	$384,853
Change in foreign currency translation adjustment	11,445	(55,225)
Comprehensive (loss) income	(423,258)	329,628
Less: Net income attributable to non-controlling interests	232,869	174,824
Less: Other comprehensive income (loss) attributable to noncontrolling interest	11,445	(55,225)
Comprehensive (loss) income attributable to Zircon common stockholders	$(667,572)	$210,029

Net earnings per share:
Basic and diluted	$(0.07)	$0.02

Weighted average common shares outstanding:
Basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of the audited consolidated financial statements.

28

Zircon Corporation

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Accumulated Other Comprehensive	Note Receivable from	Retained	Total Equity Attributable to Zircon	Non-controlling	Total Stockholder’s
	Shares	Amount	Income	Stockholder	Earnings	Corporation	Interests	Equity
Balance - March 31, 2021	10,000,000	$1,000	$59,790	$(161,390)	$11,361,955	$11,261,355	$1,013,819	$12,275,174
Stockholder distributions	—	—	—	—	(2,052,832)	(2,052,832)	—	(2,052,832)
Advance to stockholder	—	—	—	(50,000)	—	(50,000)	—	(50,000)
Change in foreign currency translation adjustment	—	—	(55,225)	—	—	(55,225)	—	(55,225)
Net income	—	—	—	—	210,029	210,029	174,824	384,853
Balance - March 31, 2022	10,000,000	$1,000	$4,565	$(211,390)	$9,519,152	$9,313,327	$1,188,643	$10,501,970
Stockholder distributions	—	—	—	—	(223,021)	(223,021)	—	(223,021)
Advance to stockholder	—	—	—	(28,800)	—	(28,800)	—	(28,800)
Change in foreign currency translation adjustment	—	—	11,445	—	—	11,445	—	11,445
Net income (loss)	—	—	—	—	(667,572)	(667,572)	232,869	(434,703)
Balance - March 31, 2023	10,000,000	$1,000	$16,010	$(240,190)	$8,628,559	$8,405,379	$1,421,512	$9,826,891

The accompanying notes are an integral part of the audited consolidated financial statements.

29

Zircon Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income activities:	$(434,703)	$384,853
Depreciation and amortization expense	1,166,906	1,284,872
Amortization of intangible assets	113,294	73,343
Amortization of right-of-use assets	63,422	—
Impairment of intangible assets	—	5,995
Bad debt expense	1,561	4,617
Changes in operating assets and liabilities:
Accounts receivable, net	94,028	3,324,416
Inventory, net	1,161,757	(2,384,228)
Prepaid expenses and other assets	423,127	(685,455)
Federal tax deposit	(64,139)	33,453
Accounts payable	(1,542,055)	(1,156,657)
Accrued expenses and other current liabilities	101,866	(1,112,318)
Operating lease liabilities	(54,478)	—
Net cash provided by (used in) operating activities	1,030,586	(227,109)

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable to shareholder	(28,800)	(50,000)
Investment in intangible assets	(94,874)	(66,909)
Purchase of property and equipment	(670,588)	(602,133)
Net cash used in investing activities	(794,262)	(719,042)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(410,000)	(657,755)
Distributions to stockholders	(223,021)	(2,052,832)
Net borrowing on line of credit	166,987	3,543,665
Net cash (used in) provided by financing activities	(466,034)	833,078

Effect of exchange rate fluctuations on cash and cash equivalents	(7,551)	(4,697)

Net decrease in cash	(237,261)	(117,770)
Cash at beginning of year	266,276	384,046
Cash at end of year	$29,015	$266,276

Supplemental disclosure of cash flow information:
Cash paid for interest	$471,717	$300,458
Cash paid for taxes	$134,600	$88,071
Noncash investing and financing activities:
ROU assets obtained in exchange for lease obligations in connection with adoption of ASC 842	$1,023,466	$—

The accompanying notes are an integral part of the audited consolidated financial statements.

30

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

1. Organization

The Business

Zircon Corporation (the “Company” or “Zircon”) was incorporated in California in 1977. The Company is principally engaged in the design and manufacture of electronic-based consumer hardware and sells its products primarily to retail outlets located throughout the United States, Canada, Japan and Europe. The Company operates from its headquarters located in Campbell, California and an affiliate entity, Zircon de Mexico S.A. de C.V., located in Ensenada, Mexico. The Company’s operations are supported by an affiliated entity, Zircon Corporation Limited, located in the United Kingdom.

2. Liquidity

As of March 31, 2023, the Company had $29,015 in cash and working capital of $7,882,103. Since inception, the Company has generated profits. To date, Zircon has been financed primarily through retained earnings and secured loans. The loans are secured by accounts receivable, inventory and fixed assets. The Company believes that it has sufficient liquidity to fund its operations and operating capital needs for the next 12 months as well as meet its obligations as they become due in 2023 and 2024. The Company’s ability to support its ongoing capital needs is dependent on its ability to continue to raise equity and/or debt financing, which may not be available on favorable terms, or at all, in order to continue operations.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). On this basis, revenue and the related assets are recognized when services are performed and products are sold, and expenses and related liabilities are recorded when the obligation is incurred.

Under Accounting Standards Codification (“ASC”) Topic 810-10-25, Consolidation, Zircon de Mexico S.A. de C.V. (“ZDM”) and Zircon Corporation Limited (“Zircon UK”) have been determined to be variable interest entities with the Company as the primary beneficiary. Therefore, the financial statements of ZDM and Zircon UK are consolidated with the Company, and all significant intercompany transactions and balances have been eliminated.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Zircon as well as its variable interest entities. The Company consolidates all entities over which the Company has the power to govern the financial and operating policies and therefore exercises control, and upon which the Company has a controlling financial interest. The entities are consolidated from the date at which the Company obtains control and are de-consolidated from the date at which control ceases. All intercompany balances and transactions have been eliminated. Accounting policies of the entities have been changed where necessary to ensure consistency with the policies adopted by the Company.

The Company did not adopt ASC Topic 842 for the year ended March 31, 2022 as it was not required as a private company.

Variable Interest Entities

In accordance with ASC 810, Consolidation (“ASC 810”), the Company assesses whether it has an explicit or implicit variable interest in legal entities in which it has a financial relationship and, if so, whether or not those entities are variable interest entities (“VIEs”). Variable interests are contractual, ownership, or other pecuniary interests in an entity whose value changes with changes in the fair value of the entity’s net assets, exclusive of variable interests. Explicit variable interests are those which directly absorb the variability of a VIE and can include contractual interests such as loans or guarantees as well as equity investments. An implicit variable interest acts the same as an explicit variable interest except it involves the absorbing of variability indirectly, such as through related party arrangements or implicit guarantees. The analysis includes consideration of the design of the entity, its organizational structure, including decision making ability over the activities that most significantly impact the VIE’s economic performance. For those entities that qualify as VIEs, ASC 810 requires the Company to determine if the Company is the primary beneficiary of the VIE, and if so, to consolidate the VIE.

31

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

If an entity is determined to be a VIE, the Company evaluates whether the Company is the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and economics. The Company consolidates a VIE if both power and benefits belong to the Company - that is, the Company (i) has the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) has the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE (benefits). The Company consolidates VIEs whenever it is determined that the Company is the primary beneficiary.

The Company has determined that ZDM and Zircon UK are variable interest entities with the Company as the primary beneficiary with the ability to exercise control, as determined under the guidance of ASC 810. In its determination, management considered the following qualitative and quantitative factors:

a.	the overall purpose and design of the entities, which exist primarily for the benefit of or on behalf of the Company and

b.	the Company’s contractual and common control arrangements with the VIEs, through which it gains both the power to direct the activities that most significantly impact their economic performance, and the obligation to absorb losses and receive benefits that potentially could be significant to the VIEs.

c.	the equity at risk of the entities is not sufficient to finance the entities’ activities without additional subordinated financial support by the Company (i.e., the entities are thinly capitalized).

The following table summarizes the carrying amount of the assets and liabilities of ZDM included in the Company’s consolidated balance sheets at March 31, 2023 and 2022 (after elimination of intercompany transactions and balances):

	As of March 31,
	2023	2022
ASSETS
Current assets:
Cash	$38,844	$45,367
Accounts receivable	8,115	185,745
Prepaid expenses and other assets	47,156	146,664
Total current assets	94,115	377,776

Property and equipment, net	272,723	251,674
Total assets	$366,838	$629,450

LIABILITIES
Current liabilities:
Accounts payable	$153,916	$127,126
Accrued expenses	114,719	100,263
Total current liabilities	$268,635	$227,389

32

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

The following table summarizes the carrying amount of the assets and liabilities of Zircon UK included in the Company’s consolidated balance sheets at March 31, 2023 and 2022 (after elimination of intercompany transactions and balances):

	As of March 31,
	2023	2022
ASSETS
Current assets:
Cash	$21,103	$135,907
Accounts receivable	4,366	3,990
Total current assets	25,469	139,897

LIABILITIES
Current liabilities:
Accounts payable	$31,086	$32,350
Total current liabilities	$31,086	$32,350

Non-controlling Interests

The Company follows ASC 810, which governs the accounting for and reporting of non-controlling interests (“NCIs”) in partially owned consolidated entities and the loss of control of those entities. Non-controlling interest positions, which represent 100% of the activity in the Company’s consolidated entities after intercompany transactions have been eliminated, are reported as a separate component of consolidated stockholders’ equity from the equity attributable to Zircon’s stockholders for all years presented. The net loss attributed to the NCI’s is separately designated in the accompanying consolidated statements of operations and comprehensive (loss) income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant estimates used in preparing these consolidated financial statements include the allowance for doubtful accounts, inventory obsolescence reserve, allocation of overhead to inventory, estimated future benefit and fair value of intangible assets, accrued rebates and advertising allowances, useful lives and depreciation methods of property and equipment, and uncertain tax positions. It is at least reasonably possible that the significant estimates used will change within the next year.

Accounts Receivable, Net

The Company provides credit without requiring collateral, in the normal course of business, to credit- worthy customers as determined by management’s review of references and credit reports. Bad debts are charged against the allowance for doubtful accounts. The allowance is adjusted to provide a specific and general reserve for estimated uncollectible accounts, which is based on management’s judgment. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, management believes that losses on balances outstanding will not exceed the allowance.

Accounts receivable consisted of the following:

	March 31, 2023	March 31, 2022
Accounts Receivable	$7,534,193	$7,731,267
Less Allowance for Doubtful Accounts	(9,765)	(115,129)
Accounts Receivable, net	$7,524,428	$7,616,138

33

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Activity related to the Company’s allowance for doubtful accounts was as follows:

	March 31, 2023	March 31, 2022
Balance, beginning of year	$115,129	$120,127
Bad debt allowance	(1,561)	4,617
Write-offs	(103,803)	(9,615)
Balance, end of year	$9,765	$115,129

Inventory, Net

Inventories, which consist primarily of raw materials and finished goods, is stated at the lower of cost or net realizable value. The Company states inventory cost utilizing the first-in, first-out (FIFO) method. Labor and overhead associated with inventory purchases are estimated and capitalized in inventory. The need for an inventory obsolescence reserve is based on an evaluation of slow-moving or obsolete inventory. Obsolescence reserve was estimated at $487,830 and $399,353 as of March 31, 2023 and 2022.

Property and Equipment, Net

Property and equipment are stated at cost. Leasehold improvements are amortized over the shorter of the lease terms or estimated useful lives of the respective assets. Depreciation is computed using the straight-line method over the following estimated useful lives of the respective assets:

Patents	14-20 years
Leasehold improvements	7-20 years
Computer equipment	3-5 years
Manufacturing equipment	3-10 years
Furniture and office equipment	7-10 years
Vehicles	4-5 years

Intangible Assets

Included in intangible assets are external amounts paid to vendors as well as consulting and legal fees for purchased patents and the cost of the exclusivity rights and licenses secured by the Company for certain technology. The intangible assets are recorded at cost on the balance sheet and adjusted for amortization, abandonments, and impairments (see Note 6). Amortization is computed using the straight-line method over their estimated useful lives of 5 to 20 years. Amortization for filed patents not yet issued will begin upon the date of issuance. During the years ended March 31, 2023 and 2022, there was impairment expense for intangible assets of $0 and $5,995, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or circumstances exist that indicate the carrying amount of an asset or asset group may not be recoverable. The recoverability of long-lived assets is measured by a comparison of the carrying amount of the asset or asset group to the future undiscounted cash flows expected to be generated by that asset group. If the asset or asset group is considered to be impaired, an impairment loss is recorded to adjust the carrying amounts to the estimated fair value. The excess of the carrying value of the reporting unit over the estimated fair value was first allocated to the intangibles and then to goodwill. Fair value was determined using the income approach. As of March 31, 2023 and 2022, there has been no impairment of long lived assets.

Deposits

The Company has amounts pledged as security deposits at March 31, 2023 and 2022 of $19,195 and $19,195, respectively, primarily representing a security deposit required by the Company’s office lease.

34

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Warranty

The Company provides an assurance warranty that its products and the functionalities work as intended and comply with defined specifications. The Company does not provide an extended service warranty to its customers. The actual cost associated with the assurance warranty is $4,992 as of March 31, 2023 and $4,684 as of March 31, 2022. Costs are expensed as incurred.

Revenue Recognition

The Company’s revenues result from the sale of products and reflect the consideration to which the Company expects to be entitled. The Company records revenue based on a five-step model in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). For its contracts with customers, the Company identifies the performance obligations (goods or services), determines the transaction price, allocates the contract transaction price to the performance obligations, and recognizes the revenue when (or as) the performance obligation is transferred to the customer. A good or service is transferred when (or as) the customer obtains control of that good or service. The Company satisfies its performance obligation and recognizes revenue at the time the customer obtains the rights to the product, which is generally when goods are shipped. As a result, the majority of the Company’s revenue is recognized at a point in time.

Provisions for customer volume rebates, product returns, discounts and allowances are variable consideration and are recorded as a reduction of revenue in the same period the related sales are recorded. Such provisions are calculated using historical averages adjusted for any expected changes due to current business conditions. Consideration given to customers for cooperative advertising is recognized as a reduction of revenue except to the extent that there is a distinct good or service and evidence of the fair value of the advertising, in which case the expense is classified as selling, general, and administrative expense. Sales tax for the sale of products is applied to the invoice and recorded as an accrued liability.

Research and Development

The Company incurs research and development costs of products for use in scanning behind opaque surfaces. The Company will continue to invest in research and development to develop additional components and products of its scanning product offerings and remains committed to providing its customers and partners with best-in-class scanning products and services. Such research and development costs, software development costs, and any new product development costs, are expensed as incurred, and include personnel-related costs, depreciation related to engineering and test equipment, allocated costs of facilities and information technology, outside services and consultant costs, supplies, software tools and product certification.

Comprehensive Income (Loss)

Comprehensive income (loss) of all periods presented is comprised primarily of net income (loss) and foreign currency translation adjustments.

Segment Reporting

The Company determines its reporting units in accordance with FASB ASC 280, Segment Reporting (“ASC 280”). The Company evaluates a reporting segment by first identifying its operating segments under ASC 280. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The Company defines its CODM to be its president and chief operating officer. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The president and chief operating officer reviews the financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating the Company’s financial performance. The Company has one operating segment and therefore one reporting segment. Management reviews its business as a consolidated segment, using financial and other information rendered meaningful only by the fact that such information is presented and reviewed in the aggregate.

35

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Concentration of Business and Credit Risk

During the years ended March 31, 2023 and 2022, the Company maintained deposits in a single bank that exceeded the federal insured deposit limit of the Federal Deposit Insurance Corporation (FDIC).

During the years ended March 31, 2023 and 2022, the Company generated approximately 66% and 68% of its total revenue from three customers, respectively. Accounts receivable from these customers amounted to approximately 71% and 73% of total accounts receivable at March 31, 2023 and 2022, respectively.

Fair Value of Financial Instruments

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and our own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

a.	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;
b.	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active; and
c.	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company believes the carrying amounts of its cash equivalents, accounts receivable, other current assets, other assets, accounts payable, accrued expenses, and other current liabilities approximated their fair values as of March 31, 2023 and 2022 due to their short-term nature. Management measures intangible assets at fair value on a non-recurring basis using internally developed assumptions about the market as there is no market activity available. All carrying amounts of other applicable assets and liabilities on the Company’s balance sheet approximate fair value. For long-term debt, the estimated fair value approximates its carrying value, as the interest rate is in line with the market interest rates for this type of debt

Foreign Operations and Foreign Currency

The Company’s reporting currency is the U.S. dollar and the Company’s records are maintained in U.S. dollars. Assets and liabilities, including any amounts due or receivable from foreign entities, are translated into the reporting currency using the exchange rates in effect on the consolidated balance sheet dates. Equity accounts are translated at historical rates, except for the change in retained earnings during the year, which is the result of the income statement translation process. Any revenues or expenses that are billed in foreign currency are converted at the average rates of exchange prevailing during each period. Realized and unrealized foreign currency exchange gains and losses arising from transactions denominated in currencies other than the U.S. dollar are reflected in earnings. The cumulative translation adjustments associated with the net assets of foreign entities are recorded in accumulated other comprehensive income (loss) in the accompanying consolidated statements of changes in stockholders’ equity.

Operations outside the United States include entities in Mexico and the United Kingdom. The Company also transacts business in other foreign countries. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange.

Income Taxes

As of March 31, 2023, the Company’s election to be an S Corporation under the Internal Revenue Code was in effect. The shareholders are taxed individually for federal and California income tax purposes on their proportionate share of the Company’s taxable income. The Company is taxed by the State of California as an S Corporation at a rate of 1.5% based on its taxable income or $800, whichever is greater.

36

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

The IRS considers an “S” Corp to be a pass-through entity, meaning all the income generated by the Company is passed through to the shareholders who report the income and pay the appropriate income taxes. The election of a year end other than a calendar year end requires that the Company make a Federal Tax deposit to cover the nine-month deferral period. The tax deposit is not considered an expense as the deposits are returned to the Company in the subsequent tax reporting period. As of March 31, 2023 the tax deposit was $134,600 and as of March 31, 2022, the deposit was $70,461.

In 2021, California established the Small Business Relief Act, which allows qualified pass-through entities that file a California tax return to elect to pay and deduct a pass-through entity tax of 9.3% on qualified net income. Although the Company may deduct this payment to calculate its corporate tax expense, this tax payment is made on behalf of the shareholders and for financial reporting purposes is treated as an equity transaction.

The Company adopted the accounting standard related to uncertainties in income taxes. The Company’s income tax filings are subject to audit by various tax authorities and are open to examination by a major tax jurisdiction back to 2018. Management believes estimates related to income tax uncertainties are appropriate based on current facts and circumstances. Any interest and penalties related to income tax matters are classified as a component of income tax expense. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income attributable to Zircon by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share excludes, when applicable, the potential impact of stock options, common stock warrant shares, and other dilutive instruments because their effect would be anti-dilutive. The Company did not have any dilutive instruments outstanding as of March 31, 2023 and 2022.

Leases

In February 2016, the FASB issued a new accounting standard, ASC Topic 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted ASC Topic 842 effective April 1, 2022, using the modified retrospective transition approach as of the period of adoption. The Company’s financial statements prior to April 1, 2022, were not modified for the application of the new lease standard. Upon adoption of ASC Topic 842, the Company recognized $1,023,466 of operating lease ROU assets and $1,023,466 of operating lease liabilities.

The Company’s lease arrangements relate primarily to office space, a vehicle, and office equipment. The Company’s leases may include renewal options and rent escalation clauses. The Company is typically required to make fixed minimum rent payments relating to its right to use an underlying leased asset.

The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Operating leases are presented as right-of-use (“ROU”) assets and the corresponding lease liabilities are included in operating lease liabilities, current and operating lease liabilities on the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term. The Company does not recognize short term leases that have a term of twelve months or less as ROU assets or lease liabilities.

ROU assets and lease liabilities are recognized at commencement date and determined using the present value of the future minimum lease payments over the lease term. The Company uses an incremental borrowing rate based on estimated rate of interest for collateralized borrowing since the Company’s leases do not include an implicit interest rate. The estimated incremental borrowing rate considers market data, actual lease economic environment, and actual lease term at commencement date. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. The Company recognizes lease expense on a straight-line basis over the lease term.

37

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

The Company has lease agreements which contain both lease and non-lease components, which it has not elected to account for as a single lease component. As such, minimum lease payments exclude fixed payments for non-lease components within a lease agreement, in addition to excluding variable lease payments not dependent on an index or rate, such as common area maintenance, operating expenses, utilities, or other costs that are subject to fluctuation from period to period.

Recently Issued Accounting Pronouncements

As an emerging growth company, the Company will have the option of adopting new accounting pronouncements on a delayed basis and has opted to take advantage of this option. As a result, the Company has been adopting new accounting standards based on the timeline for adoption afforded to privately held companies, unless it chooses to early adopt a new accounting standard.

Recently Issued Accounting Standards Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02” or “Topic 842”), which applies to all leases. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or financing leases, while the statement of operations will reflect lease expense for operating leases and amortization and interest expense for financing leases. ASU 2016-02 is effective for public entities for fiscal years beginning after December 15, 2018 and interim periods within those years, and after December 15, 2020 and interim periods beginning after December 15, 2021 for all other entities. Early adoption is permitted. Entities are required to use a modified retrospective approach of adoption for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. Full retrospective application is prohibited. The Company adopted this new standard as of April 1, 2022.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832), Disclosures by Business Entities About Government Assistance (“ASU 2021-10”), which provides guidance on disclosing government assistance. Under the new guidance, the Company is required to disclose, (1) the types of assistance, (2) an entity’s accounting for the assistance, and (3) the effect of the assistance on the entity’s financial statements. The effective date of the standard is for annual periods beginning after December 15, 2021. The Company adopted ASU 2021-10 effective January 1, 2022. The adoption of ASU 2021-10 did not have a material impact on the Company’s financial statement presentation or disclosures.

Recently Issued Accounting Standards Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses (Topic 326) (“ASU 2016-13”), which requires the use of an “expected loss” model on certain types of financial instruments. ASU 2016-13 also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. ASU 2016-13 is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company has not yet determined the effect that ASU 2016-13 will have on its consolidated financial statement presentation or disclosures.

In May 2021, the FASB issued ASU 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options (“ASU 2021-04”), which introduces a new way for companies to account for warrants either as stock compensation or derivatives. Under the new guidance, if the modification does not change the instrument’s classification as equity, the company accounts for the modification as an exchange of the original instrument for a new instrument. In general, if the fair value of the “new” instrument is greater than the fair value of the “original” instrument, the excess is recognized based on the substance of the transaction, as if the issuer has paid cash. The effective date of the standard is for interim and annual reporting periods beginning after December 15, 2021 for all entities, and early adoption is permitted. As the Company does not currently have any warrants outstanding, ASU 2021-04 does not have an effect on its consolidated financial statement presentation or disclosures.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”), which addresses diversity in practice related to the accounting for revenue contracts with customers acquired in a business combination. Under the new guidance, the acquirer is required to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The effective date of the standard is for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company will evaluate the effect that ASU 2021-08 has on its consolidated financial statement presentation or disclosures when it completes an acquisition.

38

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of changes in stockholders’ equity, statements of operations and statements of cash flows.

4. Revenue

Disaggregation of Revenue from Contracts with Customers

Revenue disaggregated according to the timing of transfer of goods or services (e.g., at a point in time) for the years ended March 31, 2023, and 2022, were as follows:

Revenue generated per major product line	March 31, 2023	March 31, 2022
Stud sensor edge	$17,836,599	$21,013,127
Multifunctional scanners	4,533,994	5,593,262
Stud sensor center	4,901,818	5,133,000
Target control products	1,781,137	2,407,370
Other	1,445,922	1,421,250
	$30,499,470	$35,568,009

Revenue disaggregated according to the geographical location of customers for the years ended March 31, 2023, and 2022, were as follows:

Revenue by geographic location of customers	March 31, 2023	March 31, 2022
United States	$27,142,155	$30,819,773
Canada	1,843,508	2,425,566
Japan	784,681	1,383,254
Europe	356,531	489,005
Other	372,595	450,411
	$30,499,470	$35,568,009

5. Inventory

Inventory consisted of the following:

	March 31, 2023	March 31, 2022
Finished goods	$6,646,408	$7,515,147
Raw materials	5,031,007	5,153,580
Work in process	1,947,516	2,029,484
Inventory Reserve	(487,830)	(399,353)
	$13,137,101	$14,298,858

39

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

6. Property and equipment

Property and equipment consisted of the following:

	March 31, 2023	March 31, 2022
Manufacturing equipment	$8,694,039	$8,591,493
Computer equipment	2,744,199	2,761,688
Leasehold improvements	1,181,382	1,080,773
Furniture and office equipment	923,381	684,759
Vehicles	273,499	272,335
	13,816,500	13,391,048
Construction in Progress	560,712	329,783
	14,377,212	13,720,831
Less accumulated depreciation and amortization	(12,597,597)	(11,465,491)
	$1,779,615	$2,255,340

Depreciation and amortization expense was $1,166,906 and $1,284,872 for the years ended March 31, 2023 and 2022, respectively.

Construction in progress consists of assets and technologies under development. The Company starts depreciation once the assets are completed and placed in service.

7. Intangible Assets

Acquired identifiable intangible assets are valued at the acquisition date primarily by using a discounted cash flow method.

The Company’s intangible assets consisted of the following:

	March 31, 2023			March 31, 2022
Finite-lived intangible assets (1):	Intangibles, Gross	Accumulated Amortization	Intangibles, Net	Intangibles, Gross	Accumulated Amortization	Intangibles, Net
Patents issued and pending	$2,272,278	$(1,541,795)	$730,483	$2,177,404	$(1,440,246)	$737,158
Exclusivity rights and licenses	167,542	(90,640)	76,902	167,542	(78,895)	88,647
Total finite-lived intangible assets	$2,439,820	$(1,632,435)	$807,385	$2,344,946	$(1,519,141)	$825,805

Finite-lived intangible assets (1):	2023 Weighted Average Life Remaining
Patents issued and pending	4.5
Exclusivity rights and licenses	6.5

(1) Finite-lived intangible assets have estimated useful lives of ten to fifteen years, and are being amortized to operating expenses on a straight-line basis.

The amortization expense of intangible assets amounted to $113,294 and $73,343 for the years ended March 31, 2023 and 2022, respectively.

The Company evaluates intangible assets for impairment and writes off assets that are not used in any products.

40

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Expected future amortization expense of acquired finite-lived intangible assets as of March 31, 2023 is as follows:

For the Years Ending March 31,	Amount
2024	$71,863
2025	66,846
2026	66,087
2027	65,972
2028	64,800
Thereafter	471,817
$807,385

8. Accrued expenses

Accrued expenses consisted of the following:

	March 31, 2023	March 31, 2022
Rebates	$447,959	$365,671
Vacation	445,602	420,808
Payroll and related	343,696	383,214
Sales expense	235,779	260,047
Professional services	193,853	30,135
Advertising allowance	165,291	256,059
Interest	29,960	41,957
Accrued taxes	14,185	7,982
	$1,876,325	$1,765,873

9. Debt

Line of Credit

The Company has a revolving line of credit with a bank, which allows borrowings up to $12,000,000 that expires in February 2024. As further defined in the agreement, borrowings bear interest at either a fixed rate for a fixed term (2.36% per annum in excess of Daily Simple SOFR) or variable rate (Reference Rate) selected by management which was 6.91% for $6,500,000 and 8.00% for $710,652 of outstanding borrowings on the line of credit balance at March 31, 2023. The line of credit is secured by substantially all of the Company’s assets.

While the line of credit has a maximum limit of $12,000,000, the formula basis allows the Company to borrow up to 80% of eligible accounts receivable and 50% of eligible inventory. Using this formula, the Company could borrow up to $9,980,770 against eligible assets as of March 31, 2023. As of March 31, 2023 the Company had borrowed $7,210,652, and had unused borrowing capacity of $2,770,118.

For the years ended March 31, 2023 and 2022, interest expense on the line of credit totaled $371,539 and $216,372, respectively.

The components of the revolving line of credit consisted of the following:

	March 31, 2023	March 31, 2022
SOFAR	$6,500,000	$6,500,000
Excess of SOFAR	710,652	543,665
	$7,210,652	$7,043,665

41

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Notes payable - bank

In July 2018, the Company entered into a term loan with a bank for $1,750,000. Under the agreement, the Company pays approximately $29,000 in monthly principal payments plus interest. During the year ended March 31, 2023, interest paid on the loan approximated $1,730. The note matures in August 2023 and is secured by the Company’s assets. Borrowings bear interest at either a fixed rate (3.5% per annum in excess of SOFR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management. The Company executed an interest- rate swap agreement to convert the variable interest rate to 6.56% fixed interest rate for the full term of the note. The fair value of the interest-rate swap is not material to the financial statements for the year ended March 31, 2023 and has not been recorded.

In September 2019, the Company entered into a term loan with a bank for $300,000. Under the agreement, the Company paid interest only from November 2019 through April 2020, and starting in May 2020, the Company made monthly payments of $5,000 plus interest. During the year ended March 31, 2023, interest paid on the loan approximated $9,300. The note matures in April 2025 and is secured by the Company’s assets. Borrowings bear interest at either a fixed rate (3.5% per annum in excess of SOFR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management.

For the years ended March 31, 2023 and 2022, interest expense on notes payable with banks totaled $29,537 and $33,412, respectively.

The table below details the activity related to the Notes payable - bank:

	July 2018 Note	September 2019 Note	Total
Balance, March 31, 2021	$845,834	$245,000	$1,090,834
Repayments	(350,000)	(60,000)	(410,000)
Balance, March 31, 2022	495,834	185,000	680,834
Repayments	(350,000)	(60,000)	(410,000)
Balance, March 31, 2023	145,834	125,000	270,834
Plus: accrued interest	994	869	1,863
Total balance, March 31, 2023	$146,828	$125,869	$272,697

Future scheduled maturities of notes payable - bank are as follows:

For the Years Ending March 31,	Amount
2024	$205,834
2025	60,000
2026	5,000
$270,834

Notes payable, current portion	$205,834
Notes payable, net of current portion	$65,000

Notes payable to Stauss Family Administrative Trust

The Company has notes payable to the Stauss Family Administrative Trust to repay loans made to the Company. Principal balance of $907,420 is due and payable in December 2024. Interest accrued at 5.5% per annum is paid quarterly and included in accrued expenses. The note is subordinated to the line of credit note payable to the bank and no payment is to be made on the note without prior approval from the bank.

For the years ended March 31, 2023 and 2022, interest expense on notes payable to the Stauss Family Administrative Trust totaled $50,601 and $54,972, respectively.

42

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

10. Commitments and Contingencies

Legal Proceedings

Zircon is engaged in procedures to protect its proprietary rights and has filed complaints with the Federal Trade Commission and the Customs and Border Patrol.

Zircon Corporation v. Stanley Black & Decker, Inc.

Zircon is Appellant from an adverse ruling by the International Trade Commission (“ITC”) in an investigation before the ITC in which Zircon sought an injunction to prevent Stanley, Black & Decker, Inc. and its wholly owned subsidiary, Black & Decker (U.S.), Inc. (together “SBD”) from importing and selling in the United States certain products alleged by Zircon to infringe its patents. The appeal was initiated by Zircon following the ruling by the ITC overturning the decision by Judge Charles Bullock, Presiding Judge of the ITC issued on October 7, 2021, finding that three patents at issue in the investigation were both valid and practiced by Zircon and that SBD infringed Zircon’s auto recalibration patent. The Commission found that while Zircon’s auto recalibration patent met all objective requirements for validity, it reversed the Presiding Judge on the subjective requirement of non-obviousness. Zircon then timely appealed to the Federal Circuit Court of Appeal (“FCCA”) and is waiting for notice from the Court as to when the matter will be placed on its calendar for a de novo hearing. Zircon is also plaintiff in a Federal District Court action in the Northern District of California against SBD, which is on stay pending the disposition of the ITC matter in the FCCA. The ITC is not a forum for damages, only an exclusion order. However, a reversal of the ITC finding will enable Zircon to proceed with its damages action claim in the Northern District case. All charges in connection with the litigation versus SBD have been expensed to date and no damage claim has been filed against Zircon in this matter.

Morgenthaler, et al. v. Zircon, et al.

The Company is one of more than twenty (20) defendants named in a suit filed in Los Angeles County, California Superior Court on behalf of three family members injured in an accident between an automobile and a truck and trailer. The accident occurred in May 2017 and the Complaint was filed on December 1, 2017. The Company is represented in the case by insurance defense lawyers selected and paid for by the Company’s liability insurance carrier, The Travelers Indemnity Company. The Company had no direct or indirect involvement in the accident and had no goods on the truck at the time of the accident. The Company was named as a Defendant in the case based on a) its history of having done business over a number of years with the Federally licensed freight carrier involved in the accident and b) a freight pick-up of goods for the Company by the carrier scheduled for a time subsequent to the accident. The freight carrier’s vehicle had no goods of, or destined for, the Company on board the vehicle at the time it was involved in the accident, but was scheduled to pick-up goods from a supplier of the Company at a distant location from the accident site later in the day and to deliver same to the Company’s freight forwarder close to the border with Mexico. The Company argued that it was neither the cause in fact nor the proximate cause of the accident or of the damages suffered by the Plaintiffs. The Company filed a Motion for Summary Judgement which found that there were “…no triable issues of fact, and that the moving party, Defendant Zircon Corporation, is entitled to judgement as a matter of law…”. The Order on the Motion was entered on May 23, 2022. The Plaintiffs have appealed and filed their opening appeal brief which the Company has until July 6, 2023, to respond. The Company’s counsel has been vigorously opposing the attempt of Plaintiffs’ counsel to make new law, an effort rejected by the Judge in his grant of Zircon’s Motion for Summary Judgement. In accordance with ASC 450, Contingencies, no amounts have been accrued for a loss contingency as it is neither probable nor estimable as of March 31, 2023.

Leases

The Company’s corporate headquarters in Campbell, California are leased from the trust of one of its former shareholders for approximately $19,195 per month under a lease expiring in December 2027. The lease requires the Company to pay utilities, maintenance and real estate taxes. Rent expense was $189,487 and $230,340 for the years ended March 31, 2023, and 2022, respectively.

The Company leases office equipment through a lease that expires in June 2026 and requires monthly lease payments of $987 for a period of five years. The total lease expense for the year ended March 31, 2023, amounted to $11,844.

43

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

The Company leases a vehicle through a lease that expires in July 2024 and requires monthly lease payments of $448 for a period of three years. The total lease expense for the year ended March 31, 2023, amounted to $5,370.

March 31, 2023
Assets:
Operating lease right-of-use assets	$960,044

Liabilities
Current liabilities:
Operating lease liability, current	185,357
Noncurrent liabilities:
Operating lease liability, net of current portion	783,631
Total operating lease liabilities	$968,988

The components of lease expense, which are included in selling, general and administrative expense, are as follows:

March 31, 2023
Components of lease cost:
Operating lease expense	$63,422
Total lease cost	$63,422

March 31, 2023
Weighted-average remaining lease term:
Operating leases (in years)	4.67

March 31, 2023
Weighted-average remaining discount rate:
Operating leases	7.00%

Future minimum lease payment under non-cancellable lease as of March 31, 2023 are as follows:

Maturities of lease liabilities	Operating Leases
Year ending March 31,
2024	$247,554
2025	243,527
2026	242,184
2027	233,301
2028 and thereafter	172,755
Total Minimum Lease Payments	1,139,321
Less effects of discounting	(170,333)
Present value of future minimum lease liabilities	968,988
Less current portion of operating lease liability	(185,357)
Operating lease liability, net of current portion	$783,631

44

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

11. Profit Sharing and 401(k) Plan

The Company has a defined contribution profit sharing plan for all eligible employees. Contributions to the profit sharing plan are determined annually by the Board of Directors. There were no profit sharing contributions made for the years ended March 31, 2023 and 2022.

All eligible employees are also allowed to participate in the Company’s 401(k) plan. The Company’s contributions to the plan are based on a specified percentage of each participant’s eligible contribution, decided annually by the Board of Directors, as defined in the plan document. The Company’s contributions of $52,115 was accrued and of $51,890 was paid to the plan for the years ended March 31, 2023 and 2022, respectively.

12. Subsequent Events

Merger with Harmony Energy Technologies Corporation

On April 14, 2023 (the “Closing Date”), the Company effectuated a merger and reorganization with Harmony Energy Technologies, Inc. (“Harmony”), a Delaware Corporation, ZRCN Inc., a California corporation and a wholly owned subsidiary of Harmony (the “Merger Sub”); and Zircon. The combination of Harmony and Zircon shall be effected through a merger (the “Merger”) of Merger Sub into Zircon. The separate existence of Merger Sub shall cease, and Merger Sub shall be merged with and into Zircon (Zircon, as the surviving corporation following the Merger. While Harmony was the legal acquirer of Zircon in the Merger, for accounting purposes, the Merger is treated as a reverse asset acquisition and recapitalization as substantially all of the fair value of the assets acquired was concentrated in one asset class, battery technology, and Zircon is deemed to be the accounting acquirer.

As part of the total consideration paid to Harmony and Harmony shareholders to effectuate the merger and business reorganization, the company assumed certain operating liabilities of Harmony, including certain payables due to vendors and employees, as well as notes payable to noteholders. In addition, Zircon and Harmony effectuated a share exchange whereby the shareholders of Zircon exchanged 10,000,000 common shares representing 100% of the total outstanding shares of Zircon Corporation, for 177,339,234 newly issued common shares of Harmony, or approximately 89% of the total outstanding shares of Harmony. Harmony shareholders thus retained 21,155,079 common shares according to the terms of the merger. Warrants exercised brought the total to 21,660,760. The Company acquired all the intellectual property of Harmony, settled its debt and issued shares.

Warrant Exchange Agreement

In connection with the Merger, the Company entered into a warrant exchange agreement, dated April 14, 2023 (the “Warrant Exchange Agreement”), with certain Holders of the Company’s warrants under which such holders will receive 505,688 shares of Common Stock in exchange for their warrants.

Debt Settlement Agreement

In connection with the Merger, the Company entered into debt settlement agreements (the “Debt Settlement Agreements”) with certain third-party creditors of the Company under which the Company agreed to make certain payments over the next 12 months to the creditors in satisfaction of an aggregate of $400,000 which was owed to them. The Company is evaluating the Debt Settlement Agreements to determine if they should be accounted for as modifications or extinguishments.

45

Zircon Corporation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

Reverse Stock Split

On May 10, 2023, ZRCN Inc. authorized a 1:20 reverse split of its common shares outstanding, pursuant to a majority vote of shareholders as provided under Section 228 of the Delaware General Corporation Law (DGCL). As a result, ZRCN Inc. made an amendment to the Certificate of Incorporation of the Corporation to affect a reverse split of the Common Stock whereby each twenty (20) issued and outstanding shares of Common Stock was exchanged for one (1) share of Common Stock. Each resulting fractional shares of Common Stock was rounded up to the next nearest whole share of Common Stock and with no change to the authorized shares of Common Stock. The effect of the reverse stock split reduced the number of common shares outstanding from 198,964,500 to 9,948,272. This stock split related to ZRCN Inc. and did not impact the Zircon for the year ended March 31, 2023, and 2022.

Loan Repayment

Section 13(k) of the Exchange Act provides that it is unlawful for a company, such as ours, that has a class of securities registered under Section 12 of the Exchange Act to, directly or indirectly, including through any subsidiary, extend or maintain credit in the form of a personal loan to or for any director or executive officer of the company. In March 2022, Zircon Corporation, our wholly-owned subsidiary, loaned our chief executive officer funds to pay certain tax obligations, which was still outstanding when we acquired Zircon in April 2023, which may have violated Section 13(k) of the Exchange Act as a result of the transition from private to public company accounting. The loan was repaid in August 2023 as soon as management became aware of the possible violation. The loan repayment was made by means of an offset to beneficial amounts of our chief executive officer in certain loans to the Company to which offset he did not object. Issuers that are found to have violated Section 13(k) of the Exchange Act may be subject to civil sanctions, including injunctive remedies and monetary penalties, as well as criminal sanctions. The imposition of any of such sanctions on us could have a material adverse effect on our business, financial position, results of operations or cash flows.

46

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, and positions of the Company’s current executive officers and directors.

Name	Age	Position
John Stauss (1)	65	Chief Executive Officer, Chairman and Director
Ronald Bourque (2)	72	Chief Financial Officer and President
Robert Wyler (3)	79	General Counsel and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Notes:

(1) On April 14, 2023, Mr. Stauss was appointed to serve as our Chief Executive Officer, Chairman, and a Director, effective immediately.

(2) On April 17, 2023, Mr. Bourque was appointed to serve as our Chief Financial Officer and President, effective immediately, and was appointed as a director on May 12, 2023.

(3) On April 17, 2023, Mr. Wyler was appointed to serve as our General Counsel, effective immediately, and was appointed as a director on May 12, 2023.

John Stauss, age 65, was appointed on April 13, 2023, to serve as our Chief Executive Officer, Chairman and a Director, effective immediately. Mr. Stauss originally joined Zircon in 1984 as Operations Manager. In 1989, he was promoted to President where he served in that capacity until 2000. Mr. Stauss stepped down as President but remained a Director of the company from 2000 – 2006. In 2006, John returned to Zircon as its Chairman and CEO, where he has continually sought to set broad performance objectives for the Zircon to deliver excellence with a high degree of focus on consistent profitability, technical superiority, intellectual property development, industrial design and industry-leading vendor and end-user support. Mr. Stauss graduated from Homestead Highschool in 1975 and Cal Poly, San Luis Obispo with a Bachelors in Biochemistry in 1982 and a Masters in Business Administration (MBA) in 1984.

Ronald Bourque, age 72, was appointed on April 13, 2023, to serve as our Chief Financial Officer and President, effective immediately. Mr. Bourque was also appointed to serve as a director of the Company on May 12, 2023. Mr. Bourque joined Zircon in 1985 and is the company’s Chief Operating Officer and President. Ron is responsible for all facets of the company’s operations, including management of all critical finance and production related activities, such as procurement, inventory, HR, facilities management, sales and customer service, as well as all F, P & A functions, audit, A/R, A/P and manufacturing operations. Prior to Zircon, Mr. Bourque held various senior management roles with high volume electronic and electronic hand-tool manufacturers. Mr. Bourque received a Bachelor of Science with a concentration in management and a minor in accounting, from San Jose State University in June 1975. He earned his Masters in Business Administration (MBA) from San Jose State University in 1984. Ron also served in the US Navy from 1968 – 1972, where he received a Letter of Commendation and was honorably discharged. Mr. Bourque is a Vietnam veteran.

Robert Wyler, age 79, was appointed on April 13, 2023, to serve as our General Counsel and Secretary, effective immediately. Mr. Wyler was also appointed to serve as a director of the Company on May 13, 2023~~.~~ Mr. Wyler is a co-Founder of Zircon Corporation and is currently Vice President and Secretary, as well as the company’s General Counsel and a Director. Bob has served in various senior leadership and legal roles with domestic and international technology companies, including Varian Associates, a public company based in Palo Alto and Litronix, Inc. of Cupertino, CA., where he was responsible for supervision and management of all of the company’s legal matters both in the US and also across Litronix’s international operations in Europe, Malaysia, Singapore and Mauritus. Mr Wyler received a Bachelor of Science in Mechanical Engineering from Stanford University in 1965, and a Juris Doctorate (JD) from Hastings College of Law in San Francisco in 1968.

47

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

Director Independence

The Board of Directors is currently composed of three members, which are John Stauss, Ron Bourque and Robert Wyler. Misters Stauss, Bourque and Wyler do not qualify as independent in accordance with the published listing requirements of the NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of Zircon’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us.

Audit Committee

Pursuant to Section 4.2 of the Bylaws, the Board may, by resolution passed by a majority of the entire Board, designate one or more committees. Pursuant to a Directors’ Resolution, John Stauss, Ron Bourque and Robert Wyler have each been appointed as members of the Audit Committee of the Company.

Nominating and Compensation Committees

We do not have a standing nominating and compensation committee. Rather, our Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making.

Related Party Transactions

The following is a summary of transactions since March 31, 2021, to which the Company has been a participant, in which:

● the amounts exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

● any of its current directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

48

Affiliated Entities

Zircon is a member of a controlled group of companies and has revenue and cost-sharing activities with other members of the controlled group. Results of operations and financial condition may not represent amounts that would have been reported if the company operated as an unaffiliated entity.

Zircon has an exclusive manufacturing and technical assistance agreement with Zircon de Mexico S.A. de C.V. (the “contractor”), an entity which is owned by certain shareholders of Zircon.

Under the terms of the agreement, Zircon provides materials, technical assistance, and expertise to the contractor, and the contractor assembles certain of Zircon’s products. Zircon paid the contractor for costs incurred in manufacturing Zircon’s products, as defined in the contract, plus a profit percentage of approximately 5% of actual cost during the 9-month periods ended December 31, 2022, and 2021. Total payments including the profit percentage amounted to $1,862,179 and $1,987,013 for the 9-month periods ended December 31, 2022, and 2021, respectively. As of December 31, 2022, and 2021, Zircon had a payable to the contractor of approximately $89,331 and $33,046, respectively.

Zircon has a note payable to the contractor. The note was established for the purpose of reducing the payable balance and to satisfy the company’s lender’s requirements. During the period December 31, 2021, Zircon increased the borrowings by $400,000 to reduce the payable balance and to control the timing of the expected cash payments. The outstanding loan balance on December 31, 2022, was at $800,000. The note bears interest at the current Federal funds rate not to exceed 5% and is limited to an increase of no more than 2% annually. The entire principal balance is due and payable in December 2024 and is subordinated to the line of credit agreement the company has with the bank.

In September 2017, an affiliated company, Zircon Corporation Limited, was established in the United Kingdom to facilitate the sale of Zircon’s products to European customers and operations began during the year ended March 31, 2019. The ownership structure of the affiliate is similar to the ownership of Zircon. The company pays certain administrative and selling expenses of the affiliate. During the 9-month periods ended December 31, 2022, and 2021, the company recorded sales to the affiliate of approximately $5,611 and $38,457, respectively. As of December 31, 2022, and 2021, the company had a receivable from the affiliate of approximately $95,400 and $175,751, respectively.

Notes Payable

Zircon has notes payable to the Stauss Family Administrative Trust to repay loans made to Zircon. During the year ended March 31, 2022, Zircon management made a one-time unscheduled payment of $247,755. The remaining principal balance of $907,420 is due and payable in December 2024. Interest accrued at 5.5% per annum is paid quarterly and included in accrued expenses. The note is subordinated to the line of credit payable to the bank and no payment is to be made on the note without prior approval from the bank.

EXECUTIVE COMPENSATION

Set forth below is certain information regarding the historical compensation of our named executive officers during the year ended March 31, 2023. The named executive officers for the year ended March 31, 2023 consisted of the principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of March 31, 2023 (our “named executive officers”).

49

Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers during the fiscal years ended March 31, 2023 and 2022.

Summary Compensation Table
Name and	Fiscal Year Ending,	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
Principal Position	March 31	($)	($)	($)	($)	($)	($)	($)	($)
John Stauss,	2023	330,177	51,467	—	—	—	—	4,000	385,644
Chairman & CEO	2022	352,105	305,475	—	—	—	—	4,000	661,580

Ronald Bourque,	2023	290,773	—	—	—	—	—	4,000	294,773
President & CFO	2022	291,496	101,000	—	—	—	—	4,000	396,496

Robert Wyler,	2023	251,181	—	—	—	—	—	—	251,181
Corporate Counsel and Secretary	2022	242,878	101,000	—	—	—	—	—	343,878

Narrative Disclosure to Summary Compensation Table

We do not have employment arrangements with our named executive officers other than our chairman/CEO.

Outstanding Equity Awards at March 31, 2023

There were no outstanding equity incentive plan awards for each of the named executive officers outstanding as of March 31, 2023.

Compensation of Directors

There was no compensation paid or accrued during the fiscal year ended March 31, 2023 to each of Zircon’s current and former non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock on August 14, 2023:

●	each person, or group of affiliated persons, who is the beneficial owner of more than 5% of the outstanding common stock of the Company;
●	each executive officer and director of the Company; and
●	all of the Company’s executive officers and directors as a group.

50

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of July __, 2023. Shares of common stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, the combined Company believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on 9,948,272 shares of Company Common Stock outstanding as of August 14, 2023.

Unless otherwise noted below, the address of the persons listed on the table is c/o ZRCN Inc., 1580 Dell Avenue, Campbell, CA 95008.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
Stauss 2014 Revocable Trust (1)	3,990,133	40.11%
Kurt Stauss (2)	1,773,392	17.83%
Eric Stauss (3)	1,773,392	17.83%

Current Executive Officers and Directors:
John Stauss (1)	3,990,132	40.11%
Ronald Bourque	0	*
Robert Wyler	1,330,044	13.37%
All current executive officers and directors as a group (3 persons)

(1)	John Stauss, as a trustee of the Stauss 2014 Revocable Trust, has the voting power to vote and dispose of the shares held in such trust.

51

EXHIBIT INDEX

Exhibit No.	Description
1	Union Bank Loan Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

52

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: August 22, 2023	By:	/s/ John Stauss
John Stauss
CEO

Date: August 22, 2023	By:	/s/ Ron Bourque
Ron Bourque
CFO

53